UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VERA BRADLEY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Welcome to the Vera Bradley, Inc.

Annual Meeting of Shareholders

Dear Shareholder of Vera Bradley, Inc.:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Vera Bradley, Inc., to be held at 11:00 a.m., Central Time, on May 31, 2018 at the Hilton Chicago O’Hare, O’Hare International Airport, 10000 W. O’Hare Ave., Chicago IL 60666.

The attached Notice of 2018 Annual Meeting of Shareholders and Proxy Statement provide information concerning the matters to be considered and voted on at the Annual Meeting. Please take the time to carefully read each of the proposals.

Regardless of the number of shares you hold or whether you plan to attend the meeting in person, your vote is important. Accordingly, please vote your shares as soon as possible by following the instructions you received on your proxy card. Voting your shares prior to the Annual Meeting will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

To make it easier for you to vote, Internet and telephone voting are available. The instructions for voting via the Internet and telephone can be found on your proxy card.

Thank you for your continued support of Vera Bradley.

Sincerely,

Robert Wallstrom

President and Chief Executive Officer

April 30, 2018

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

Date:	May 31, 2018

Time:	11:00 a.m., Central Time

Place:	Hilton Chicago O’Hare O’Hare International Airport 10000 W. O’Hare Ave., Chicago IL 60666

Record Date:	April 2, 2018. You are entitled to vote at the Annual Meeting only if you were a shareholder at the close of business on the record date.

Items of Business:

•  To elect three Directors for a three-year term to expire at the 2021 Annual Meeting of Shareholders

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019

•  To approve on an advisory basis, the compensation of the Company’s named executive officers

•  To transact any other business as may properly come before the meeting or at any adjournments or postponements thereof

Proxy Voting:	Shareholders of record may vote in person at the Annual Meeting in Chicago, but may also appoint proxies to vote their shares in one of the following ways, by:

Via Internet – cast your vote at www.proxyvote.com 24/7 until 11:59 p.m., Central Time on May 30, 2018	Via Phone – cast your vote by phone at 1-800-690-6903 24/7 until 11:59 p.m., Central Time on May 30, 2018	Via Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

Shareholders whose shares are held by a bank, broker or other nominee (in “street name”) may instruct such record holders how to vote their shares. Any proxy may be revoked at any time prior to its exercise at the meeting by following the procedures described in the proxy solicitation materials. If you hold your shares in “street name” and wish to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker or other holder of record, giving you the right to vote the shares.

By Order of the Board of Directors,

Mark C. Dely

Corporate Secretary

April 30, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held

on May 31, 2018: This 2018 Proxy Statement and Notice of Annual Meeting of Shareholders and our Fiscal 2018

Annual Report are available in the “Investor Relations” section of our website at www.verabradley.com.

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and we encourage you to read the entire Proxy Statement before voting.

FISCAL 2018 BUSINESS HIGHLIGHTS

Strategic Progress

Fiscal 2018 (January 29, 2017 through February 3, 2018) was a year where the Company continued to drive brand and product desirability while also launching “Vision 20/20,” an aggressive plan to turn around our business and restore the Company to growth. Vision 20/20 is expected to lay the foundation for growth, a more profitable future and continued strong cash flows. The key focus areas of Vision 20/20 are to move to a significantly less clearance-driven business model and meaningfully reduce selling, general and administrative (“SG&A”) and cost of goods sold (“COGS”) expenses, while continuing to focus on product and marketing innovation and creativity.

Designing and Implementing Vision 20/20 to move to a significantly less clearance-driven business model:

❖	Improved design focus on our core customer to drive performance
❖

Designed strategy to significantly reduce the amount of clearance merchandise offered on verabradley.com and in our full-line stores to reset our customers’ pricing expectations and restore our full-price business

❖	Created and began the use of our flash sale site in the third quarter of fiscal 2018, which limits the visibility of clearance sales from verabradley.com
❖

Built tighter assortment guardrails around introducing new categories, patterns and pricing, assuring the right fit for our brand and that our products provide thoughtful solutions and contain our signature attributes of comfortable, casual and affordable

❖	Began eliminating unproductive or incongruent categories and SKUs from our assortment in order to focus on our best categories

As part of Vision 20/20, began implementing a meaningful reduction in SG&A and COGS expenses:

❖

Began the right sizing of the corporate and retail infrastructure to align with the reduced size of our business in order to reduce corporate and store operating expenses by over $21 million in fiscal 2018

❖	Identified corporate efficiencies and reduced marketing expenses while seeking to improve return on spending
❖

Closed five underperforming full-line stores and one underperforming factory outlet store during fiscal 2018. We are forecasting to close up to 45 additional full-line stores as part of Vision 20/20, primarily as leases expire

❖	Developed a comprehensive plan to reduce product cost through changes to the Company’s international sourcing efforts and design-to-value initiatives

Facilitated efforts to drive customer growth through the Company’s initiatives to increase brand and product desirability and optimize distribution channels:

❖

Completed the redesign and conversion of our verabradley.com digital flagship to a new platform, which offers an upgraded mobile experience; additional navigation and search enhancements; improved product pages with enhanced imagery, product videos, and user-generated content; and new capabilities like eGift cards, “order on-line, pick up in store” and the Gift Now feature

❖	Grew customer count through our initiatives to increase product and brand desirability by over 4%
❖	Increased total conversion of customers by over 600 basis points through our initiatives to drive sales of top 10 products
❖	Opened six factory outlet stores and one full-line pop-up store

Financial Results

The graphs below provide a ‘‘snapshot’’ of our performance in accordance with accounting principles generally accepted in the United States (“GAAP”) in fiscal 2018 and the previous four fiscal years for continuing operations.

Net income in accordance with GAAP was $7.0 million in fiscal 2018, or $0.19 diluted EPS, compared to $19.8 million in fiscal 2017, or $0.53 diluted EPS. During fiscal 2018, we incurred approximately $14.5 million, or approximately $0.40 diluted EPS, of after-tax Vision 20/20-related charges (including store impairment charges) and other charges. During fiscal 2017, we incurred approximately $7.0 million, or approximately $0.19 diluted EPS, of after-tax store impairment charges and other charges. Excluding the aforementioned charges, adjusted net income was $21.5 million, or $0.60 adjusted diluted EPS, in fiscal 2018 compared to adjusted net income of $26.8 million, or $0.72 adjusted diluted EPS, in fiscal 2017. Refer to note 13 of the notes to the consolidated financial statements set forth in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018, for Vision 20/20-related charges and other charges incurred during fiscal 2018 and other charges incurred during fiscal 2017.

The adjusted financial information presented above represents non-GAAP financial measures. We do not, nor do we suggest that investors should, consider the supplemental non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Vera Bradley, Inc. 2018 Proxy Statement    i

PROXY SUMMARY

EXECUTIVE COMPENSATION

Sound program design. We designed our executive officer compensation programs to attract, motivate and retain the key executives who drive our success. Pay that reflects performance and alignment with the interests of long-term shareholders are key principles. We achieve our objectives through compensation that:

❖	provides a competitive total pay opportunity,

❖	links a significant portion of total compensation to performance that we believe will create long-term shareholder value,

❖	enhances retention by subjecting a meaningful portion of total compensation to multi-year vesting and

❖	does not encourage unnecessary and excessive risk taking.

Pay practices. We believe that appropriate corporate governance of our executive compensation program is enhanced by a number of practices, including engagement by the Compensation Committee of its own independent consultant and compensation tools, the absence of tax gross-ups in any of our compensation programs (including no excise tax gross-ups) and the adoption of stock ownership guidelines applicable to directors and officers.

Pay for performance. Our compensation program allows our Compensation Committee to determine pay based on a comprehensive view of quantitative and qualitative factors designed to produce long-term business success. The correlation between our financial results and executive officer compensation awarded, as described in the “Executive Compensation Discussion and Analysis” which follows in this proxy statement, aligns the interests of our executive officers with those of the Company. Specifically in fiscal 2018:

❖

There was no increase in the base salary of our Chief Executive Officer. Increases for certain named executive officers occurred due to promotion into new roles and the assumption of additional responsibilities.

❖

The Company significantly reduced the total compensation of its current-year active NEOs as compared to its prior-year active NEOs, excluding Mr. Wallstrom, by over 35% as part of its Vision 20/20 cost reduction initiatives.

❖

In addition to financial goals, the annual incentive included key strategic objectives tied to our long-term strategic plan and intended to focus the team on making progress in our multi-year turnaround.

❖	The financial components of the annual incentive paid out below target level based on revenue results and above target level based on operating income results.

❖	The actual achievement for tranches of the Company’s long-term incentive plan varied from 0% to 176%, based on Company performance over the last five fiscal years.

❖	Grants under the Company’s long-term incentive plans vest over a three-year period to promote retention and long-term thinking.

CORPORATE GOVERNANCE HIGHLIGHTS

Our governance principles and practices include a number of policies and structures that we believe are “best practices” in corporate governance, including:

❖	Appointment of a Lead Independent Director who participates in the process of preparing meeting agendas and schedules and presides over executive sessions of the Board of Directors

❖	Separation of Chairman of the Board and CEO

❖	Holding executive sessions with only independent directors present at each meeting of the Board

❖	Adoption of minimum stock ownership guidelines applicable to directors and executive officers

❖	Establishment of holding requirements for equity grants made to directors and executive officers until minimum stock ownership guidelines are met

❖	Adoption of policies prohibiting hedging, pledging and other problematic transactions involving Company securities by executive officers, directors and key employees

❖	Practice of no excise tax gross-ups for directors and executive officers

❖	No implementation of a poison pill

❖	Inclusion of double triggers for Severance Plan benefits upon a change in control

ii    Vera Bradley, Inc. 2018 Proxy Statement

PROXY SUMMARY

SHAREHOLDER ENGAGEMENT

The Board maintains a process for shareholders and interested parties to communicate with the Board. Shareholders and interested parties may write or email our Board as provided below:

Write: Corporate Secretary Vera Bradley, Inc. 12420 Stonebridge Road Roanoke, Indiana 46783	Internet: http://investors.verabradley.com/contactBoard.cfm or http://investors.verabradley.com/contactus.cfm	Email: jbentley@verabradley.com

We understand the importance of a robust shareholder engagement program. To that end, our Chief Executive Officer and appropriate members of management routinely attended in-person shareholder meetings and investor conferences, as well as regular meetings with institutional shareholders. Our meetings and interactions with shareholders are designed to help us better understand how our shareholders perceive Vera Bradley and to provide our shareholders an opportunity to discuss matters that they believe deserve attention. We believe our engagement has been productive and provides an open exchange of ideas and perspectives for both our shareholders and us.

BOARD NOMINEES

Below are the directors nominated for election at the Annual Meeting to serve a three-year term, which will expire at the 2021 Annual Meeting of Shareholders. The Board recommends a vote “FOR” each director. Each director will be elected by a plurality of votes cast.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPEN- DENT (Y/N)	OTHER PUBLIC BOARDS	PRIVATE/ NFP BOARDS	COMMITTEE MEMBERSHIPS
							AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE
Robert J. Hall	59	2007	President, Green Gables Partners	N	-	7	-	-	-
P. Michael Miller	80	1990	Retired Sr. Partner, Hunt Suedhoff Kalamaros, LLP	N	-	1	-	-	-
Edward M. Schmults	55	2010	Former CEO Wild Things, FAO Schwarz	Y	-	2	-	Chair	Member

AUDITORS

We ask that our shareholders ratify our appointment of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for fiscal 2019. Below is summary information about Deloitte’s fees for services provided for the fiscal year ended February 3, 2018:

FEES PAID TO DELOITTE IN FISCAL 2018
Audit fees	$872,660
Audit related fees	—
Tax fees	89,139
All other fees	1,895
Total	$963,694

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PROXY SUMMARY

QUESTIONS AND ANSWERS

See “Questions and Answers” on page 39 for additional information.

Please see the Questions and Answers section beginning on page 39 for important information about the proxy materials, voting, the Annual Meeting, Vera Bradley documents, communications and the deadlines to submit shareholder proposals for the 2018 Annual Meeting of Shareholders.

Note about forward-looking statements

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report, including without limitation, this Proxy Summary and “Executive Compensation Discussion and Analysis.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

iv    Vera Bradley, Inc. 2018 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

VOTE REQUIRED AND BOARD RECOMMENDATION

Vera Bradley’s Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. Vera Bradley’s Bylaws allow the Board to fix the number of directors by resolution, and our Board membership is currently set at eleven directors.

Below are the directors nominated for election by shareholders to an additional three-year term. The Board recommends a vote “FOR” each of the directors. Each director nominee will be elected by a plurality of votes cast, which means that the nominees receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on the vote.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPEN- DENT (Y/N)	OTHER PUBLIC BOARDS	PRIVATE/ NFP BOARDS	COMMITTEE MEMBERSHIPS
							AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE
Robert J. Hall	59	2007	President, Green Gables Partners	N	-	7	-	-	-
P. Michael Miller	80	1990	Retired Sr. Partner, Hunt Suedhoff Kalamaros, LLP	N	-	1	-	-	-
Edward M. Schmults	55	2010	Former CEO Wild Things, FAO Schwarz	Y	-	2	-	Chair	Member

Additional information regarding each director nominee, as well as the other members who serve on our board, follows below.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If, however, any nominee becomes unable to serve as a director prior to the Annual Meeting, the proxies will have discretionary authority to vote for a substitute nominee. Unless authority to do so is withheld, the persons named as proxies will vote “FOR” the election of the nominees.

VERA BRADLEY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE ELECTION OF THE ABOVE-LISTED

CLASS II NOMINEES TO THE BOARD OF DIRECTORS.

Vera Bradley, Inc. 2018 Proxy Statement    1

PROPOSAL NO. 1 ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

DIRECTOR QUALIFICATIONS AND SELECTION PROCESS

Each year at the Company’s annual meeting of shareholders, the Board recommends a slate of director nominees for election by shareholders. In addition, the Board fills vacancies on the Board when necessary or appropriate. The Board’s recommendations or determinations are based on the recommendations of, and information supplied by, the Nominating and Corporate Governance Committee as to the suitability of each individual and, where applicable, the slate as a whole to serve as directors, taking into account the criteria described below and other factors, including the requirements for Board committee membership.

The Nominating and Corporate Governance Committee is responsible for, among other things, reviewing on an annual basis the appropriate skills and characteristics required of directors in the context of prevailing business conditions and for making recommendations regarding the size and composition of the Board. The objective is a Board that brings to the Company a variety of perspectives and skills that are derived from high-quality business and professional experience and that are aligned with the Company’s strategic objectives.

Nominees for the Board must be committed to enhancing long-term shareholder value and possess a high level of personal and professional ethics, sound business judgment, appropriate experience and achievements, personal character and integrity. Board members are expected to understand our business and the industry in which we operate, regularly attend Board and relevant committee meetings, participate in meetings and decision making processes in an objective and constructive manner and be available to advise our officers and management. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates, as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate to the Board.

The Board also seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity; however, the Board does not believe the subjective and varying nature of the nomination process lends itself to a formal policy or fixed rules with respect to the diversity of the Board. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

In recommending nominees, the Committee considers nominees recommended by the Company’s shareholders in the same manner as described above provided any such shareholder follows the procedures set forth in the Company’s Bylaws.

DIRECTOR NOMINEES FOR ELECTION AT THE 2018 ANNUAL MEETING

Age	Director Since

Robert J. Hall – Chairman

Mr. Hall has served as Chairman of the Board since September 2010. Mr. Hall is the President of Green Gables Partners, a private investment firm that he founded in 2010. Prior to founding Green Gables, Mr. Hall started Andesite Holdings, a private equity firm, where he served as principal from 2007 to 2014. Mr. Hall served as an Executive Director for UBS Financial Services from 2000 to 2007.

Mr. Hall serves as a director of FlyLow Gear Co., a privately-held manufacturer of outerwear; New World Stoneworks LLC, a privately-held retailer of stone products; and Bill’s Khakis, a privately-held clothing retailer. Mr. Hall also serves as the Chairman of the Board of the Mid-Atlantic region of Teach for America; is a member of the Board of the Philadelphia School Partnership; is a member of Philadelphia School Advocacy Partners; and serves as trustee of The Holderness School.

59	2007

Qualifications: Mr. Hall provides our Board of Directors with insight and perspective on general strategic and financial matters stemming from his extensive experience in investment banking, investment management, financial planning and private placements.

2    Vera Bradley, Inc. 2018 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

P. Michael Miller	80	1990

In 2013, Mr. Miller retired as a senior partner in the law firm of Hunt Suedhoff Kalamaros LLP, where he served as a partner from 1997. From 1990 through June 2010, Mr. Miller served as our Secretary and Treasurer. Mr. Miller also serves on the Board of Directors of the Vera Bradley Foundation for Breast Cancer.

Qualifications: Mr. Miller has been involved with Vera Bradley since its inception and brings to our Board of Directors a broad array of institutional knowledge and historical perspective. Mr. Miller also provides insight and guidance on legal and business matters, stemming from his years of experience as a practicing attorney prior to his retirement.

Edward M. Schmults	55	2010

From 2009 until 2018 Mr. Schmults served as the Chief Executive Officer and a director of Wild Things, LLC, a privately-held company that provides technical apparel, packs and bags to the U.S. military, federal and state law enforcement agencies and the consumer market. From 2005 to 2009, Mr. Schmults served as the Chief Executive Officer of FAO Schwarz, a toy retailer. Prior to joining FAO Schwarz, he was employed at RedEnvelope, Inc., a catalog and internet retailer of affordable luxury goods, where he started as Senior Vice President of Operations in 2004 and was promoted to Chief Operating Officer in 2005.

Mr. Schmults currently serves on the advisory board of First Insight, Inc., a privately-held data analytics company, and is a member of the advisory board of VStar Entertainment Group, a leading producer of family-friendly shows, events, experiential installations, mascots and costumes.

Qualifications: Mr. Schmults brings to our Board of Directors over 30 years of experience in branded consumer products, direct-to-consumer sales, finance, information technology and socially responsible business practices. Mr. Schmults also has significant experience in customization of consumer products as an early adopter in the apparel businesses that he has worked.

DIRECTORS CONTINUING IN OFFICE

Directors Serving Until the 2019 Annual Meeting	Age	Director Since

Barbara Bradley Baekgaard – Co-Founder	79	1982

Ms. Baekgaard co-founded Vera Bradley in 1982. From 1982 through June 2010, she served as Co-President. In May 2010, she was appointed Chief Creative Officer. In, 2017, Ms. Baekgaard became emeritus from the Chief Creative Officer role when Beatrice Mac Cabe assumed that role. She still serves as an active brand ambassador with the Company. She also currently serves as a board member of the Indiana University Melvin and Bren Simon Cancer Center Development Board and the Vera Bradley Foundation for Breast Cancer.

Qualifications: As Co-Founder of Vera Bradley, Ms. Baekgaard serves a key leadership role on our Board of Directors and provides the Board with a broad array of institutional knowledge and historical perspective. Since our founding, Ms. Baekgaard has provided leadership and strategic direction in our brand’s development by providing creative vision to areas such as marketing, product design, assortment planning and the design and visual merchandising of our stores.

Richard Baum	71	2011

Mr. Baum is the managing partner of Consumer Growth Partners, a private equity firm with an exclusive investment focus on specialty retail and branded consumer products companies, which he helped to found in 2005. Prior to founding Consumer Growth Partners, Mr. Baum spent more than a decade serving in various equity research roles with investment banking, securities and investment management firms Credit Suisse, Goldman Sachs and Sanford Bernstein.

Vera Bradley, Inc. 2018 Proxy Statement    3

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Mr. Baum serves on the Board of Directors of Harris Originals of NY, Inc., a privately-held jewelry retailer for U.S. military service personnel. He also serves on the Boards of Directors of the Association for Corporate Growth New York, Inc. and the Retail Marketing Society.

Qualifications: Mr. Baum brings to the Board of Directors particular knowledge and experience in finance and capital structure, strategic planning, consumer brand strategy, retail merchandising and operations.

Patricia R. Miller – Co-Founder	79	1982

Ms. Miller co-founded Vera Bradley in 1982. From 1982 through June 2010, she served as Co-President. In June 2010, she was appointed National Spokesperson for the Company where she continued to promote our brand until her retirement in October 2012. Ms. Miller served as the first Secretary of Commerce for the State of Indiana and the Chief Executive Officer of the Indiana Economic Development Corporation from 2005 to 2006. Ms. Miller serves as a director for the Indiana University Foundation and for the Vera Bradley Foundation for Breast Cancer.

Qualifications: As Co-Founder of Vera Bradley, Ms. Miller brings to our Board of Directors a broad array of institutional knowledge and historical perspective. Ms. Miller also provides insight and perspective on general strategic and business matters, stemming from her extensive executive and finance experience. Until her retirement from the Company, Ms. Miller provided leadership and strategic direction to the business, guiding the development of our operations and supply chain infrastructure and the growth of our employee base, giving her a unique perspective as a Board member.

Frances P. Philip	60	2011

From 1994 to 2011, Ms. Philip held positions of increasing responsibility at L.L. Bean, Inc., a privately-held outdoor apparel and equipment retailer based in Freeport, Maine, including Chief Merchandising Officer from 2002 to 2011. Prior to working at L.L. Bean, Ms. Philip was one of three principals who launched the innovative fresh flower catalog, Calyx & Corolla, and she served in a variety of roles with other specialty retailers, including The Nature Company, Williams-Sonoma and The Gap.

Ms. Philip also serves on the boards of Pacific Sunwear of California, Inc., a publicly-traded specialty retailer of branded and proprietary casual apparel, accessories and footwear; Sea Bags, a privately-held manufacturer and retailer of handcrafted tote bags and accessories made from recycled sails; Totes-Isotoner Corporation, a privately-held international umbrella, footwear and cold-weather accessory supplier; and Regent Holdings, a privately-held designer, importer and wholesaler of home décor. She also serves on the advisory boards of the privately-held companies Kind Exchange and Lee Auto and on the Board of the Coastal Humane Society, a non-profit organization.

Qualifications: Ms. Philip brings to our Board of Directors extensive experience in product design and development, multi-channel merchandising and the retail and consumer products industry.

Directors Serving until the 2020 Annual Meeting	Age	Director Since

Mary Lou Kelley

Ms. Kelley served as President, E-Commerce for Best Buy from April 2014 through March 2017. Prior to joining Best Buy, Ms. Kelley served as Senior Vice President, E-Commerce for Chico’s FAS Inc. from June 2010 to March 2014. Ms. Kelley formerly held the posts of Vice President of Retail Real Estate and Marketing and Vice President of E-Commerce for L.L. Bean.

Ms. Kelley serves on the board of Finning International, a public company that is the world’s largest Caterpillar equipment dealer with operations in Canada, South America, the United Kingdom and Ireland. She also is an advisor to the Board of Directors and senior leadership of Falabella Retail, the largest department store retailer in South America.

	57	2015

4    Vera Bradley, Inc. 2018 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Qualifications: Ms. Kelley has deep capabilities in developing the retail omni-channel experience, as well as e-commerce, marketing and strategic planning experience. She provides insight and counsel on a variety of issues as the Company continues to pursue our long-term strategic plan, which includes elevating our marketing efforts and growing our verabradley.com digital flagship.

John E. Kyees – Lead Independent Director	71	2010

From February 2014 through May 2014, Mr. Kyees served as the interim Chief Financial Officer of Destination XL Group, Inc., the largest multi-channel specialty retailer of big and tall men’s apparel. In 2010, Mr. Kyees retired as the Chief Investor Relations Officer from Urban Outfitters, Inc., a retail chain headquartered in Philadelphia, Pennsylvania, after serving as Chief Financial Officer from 2003 to 2010. Mr. Kyees formerly held the position of Chief Financial Officer and Chief Administrative Officer for bebe stores, Inc., a retail chain headquartered in San Francisco, California, from 2002 to 2003.

Mr. Kyees is currently a director of Destination XL Group, Inc. In addition, Mr. Kyees is also a director of Arhaus Furniture, a privately-held retailer, and Applaud, LLC, a privately-held social networking site.

Qualifications: Mr. Kyees brings to our Board of Directors over 40 years of experience in the consumer products retail and manufacturing industries. He has over 30 years of experience as a chief financial officer and nine years serving in that role for a public company. Institutional Investor magazine selected Mr. Kyees as a top specialty retail chief financial officer on five separate occasions, evidencing his strong skills in corporate finance, strategic and accounting matters.

Matthew McEvoy	56	2011

Mr. McEvoy is the former Chief of Strategy and New Business Development at Burberry Group plc, a luxury apparel and accessories company based in London which he left in September 2017. Prior to joining Burberry in 2002, Mr. McEvoy worked for nearly 15 years at Goldman Sachs & Co., a global investment banking, securities and investment management firm, where he held positions of increasing responsibility, including Vice President of the Retail and Apparel Focus Group from 1993 to 2001.

Qualifications: Mr. McEvoy brings to the Board of Directors extensive experience in retail operations and strategic planning, years of experience at an international retail public company and a proven track record of driving international growth and expansion.

Robert Wallstrom – President and Chief Executive Officer	52	2013

Mr. Wallstrom joined Vera Bradley as its President and Chief Executive Officer in 2013. From 2007 to 2013, Mr. Wallstrom served as President of Saks Fifth Avenue OFF 5TH, the outlet chain operated by Saks Fifth Avenue. Previously, he was Group Senior Vice President and General Manager of Saks’ flagship New York store from 2002 to 2007. Prior to joining Saks, Mr. Wallstrom held a variety of roles at retailer Macy’s Inc. from 1987 to 1995. Mr. Wallstrom serves on the Board of Directors of the privately-held Brotherhood Mutual Insurance Company.

Qualifications: Mr. Wallstrom is a retail executive with extensive brand management experience, proven leadership abilities and a track record of driving growth. As President of Saks Fifth Avenue OFF 5TH, Mr. Wallstrom developed and implemented a strategic plan that repositioned the division as a growth engine, propelling it to a market-leading position. Mr. Wallstrom is well-regarded in the retail industry for his ability to develop and execute strategic growth plans. He has a deep background in brand positioning, product development, store operations and merchandise planning and allocation.

Vera Bradley, Inc. 2018 Proxy Statement    5

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We believe corporate governance should promote the long-term interests of our shareholders, as well as maintain internal checks and balances, strengthen management accountability, engender public trust and foster responsible decision making and accountability. We continue to strengthen existing governance practices and develop new policies that make us a better company. To that end, the following policies and practices are used to guide and regulate various actions, in addition to the Company’s Articles of Incorporation and Bylaws.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines set out various rules and principles for self-governance and address such matters as Board composition and structure, duties and responsibilities of directors and the Board and the duties of the Lead Independent Director, among other matters.

CONFLICT OF INTEREST AND BUSINESS ETHICS POLICY

We believe that credibility, integrity, trustworthiness and our core values are critical components of the current and future success of our business. Our Conflict of Interest and Business Ethics Policy is intended to help uphold high ethical standards in all of our operations by promoting ethical conduct and compliance with applicable laws, rules, regulations and standards. Our Board recognizes that no code of ethics can replace the thoughtful behavior of an ethical director or employee, but such a Code can provide guidance to help recognize and deal with ethical issues and to foster a culture of accountability.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

In addition to being subject to the Conflict of Interest and Business Ethics Policy, our Chief Executive Officer, Chief Financial Officer and Corporate Controller and Treasurer are also subject to our Code of Ethics for Senior Financial Officers. We will disclose on our website (www.verbradley.com) any amendment to, or waiver from, a provision of the Policy or Code that applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller and Treasurer or persons performing similar functions and that relates to:

❖	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships
❖	Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications we make

❖	Compliance with applicable governmental laws, rules and regulations

❖	The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code

❖	Accountability for adherence to the Code

RISK OVERSIGHT

Our Board has and exercises ultimate oversight responsibility with respect to enterprise risk assessment and to the management of the strategic, operational, financial and legal risks facing our Company and its operations and financial condition. The Board is involved in setting our business and financial strategies and establishing what constitutes the appropriate level of risk for us and our business segments. Various committees of the Board provide assistance to the Board in its oversight of, among other things, risk assessment and risk management. The Board also monitors the process by which risk assessment and management is developed and implemented by management and reported to the full Board.

Our Audit Committee assists the Board in its oversight of our policies relating to risk assessment and risk management generally, with particular focus on our management of major financial risk exposures.

Our Compensation Committee assists the Board in assessing the nature and degree of risk that may be created by our compensation policies and practices to ensure both their appropriateness in terms of the level of risk-taking and consistency with our business strategies. In conjunction with its assessment, the Committee, with the assistance of independent consultants and independent compensation resources, reviews our compensation policies and practices. That review encompasses each of our incentive plans, eligible participants, performance measurements, parties responsible for certifying performance achievement and sums that could be earned, including caps on the amount of bonus and performance share units that can be earned.

6    Vera Bradley, Inc. 2018 Proxy Statement

CORPORATE GOVERNANCE

STOCK OWNERSHIP GUIDELINES

Our Board of Directors has adopted stock ownership guidelines for directors, executive officers and other senior executives. These guidelines are a means to motivate directors and executives to perpetuate enduring shareholder value and to ensure that the interests of directors and executives are aligned with those of shareholders.

The stock ownership guidelines require that all non-employee directors own share units (as defined below) of the Company’s common stock with a value equal to four times the annual cash retainer, or $198,000 in fiscal 2018. Until such time as a director has attained the applicable share ownership guideline, he or she is expected to retain share units awarded to him or her by the Company, with certain allowances to sell in order to meet tax obligations. The guideline is automatically revised in the event that the annual retainer is changed.

The Chief Executive Officer is required to hold share units with a value equal to three times his annual base salary rate, or $2,250,000 in fiscal 2018. The guideline is automatically revised in the event that Mr. Wallstrom’s annual base salary rate changes. Certain Executive Officers, as determined by the Compensation Committee, are required to hold share units with a value equal to two times their annual base salary rate. Until such time as the Chief Executive Officer or another officer covered by the guidelines has attained the applicable share ownership guideline, they are expected to retain the share units awarded to him or her by the Company, with certain allowances to sell in order to meet tax obligations.

The guidelines define a “share unit” as each share of Vera Bradley common stock beneficially owned, including shares of restricted stock and restricted stock units (but excluding any stock options). Both vested and unvested shares of restricted stock and restricted stock units are included in calculating share units, except that unvested equity awards subject to performance criteria are not included. All directors and officers subject to the stock ownership guidelines were in compliance with the guidelines as of March 31, 2018.

HEDGING, DERIVATIVES AND PLEDGING

The Company has adopted an Insider Trading Policy, which, among other things, prohibits directors and employees from:

❖

Entering into hedging (making an investment to reduce the risk of adverse price movements or to offset potential losses/gains in a Company security) or other monetization transactions or similar arrangements with respect to the Company’s securities.

❖	Engaging in transactions in publicly-traded options on Company securities (such as puts, calls and other derivative securities).

❖	Entering into pledging arrangements with respect to Company securities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee as of February 3, 2018 were Mary Lou Kelley, Frances P. Philip and Edward M. Schmults. None of the members of the Compensation Committee are now serving or previously have served as employees or officers of the Company or any subsidiary, nor has any member of the Compensation Committee engaged in any related party transaction with the Company. None of the Company’s executive officers serve as directors of, or in any compensation-related capacity for, companies with which members of the Compensation Committee are affiliated.

POLICY ON RELATED PARTY TRANSACTIONS

In accordance with the rules of The NASDAQ Stock Market and our Audit Committee Charter, our Audit Committee reviews and, prior to consummation, approves any transaction, arrangement or relationship in which the Company is a participant; the amount involved exceeds $120,000; and one of our executive officers, directors, director nominees or 5% or greater shareholders (or their immediate family members) (each, a “related party”) has a direct or indirect material interest. Based on its consideration of all relevant facts and circumstances, the Audit Committee decides whether or not to approve the particular transaction and will generally approve only those transactions that are on terms no less favorable to us than those that we could obtain from unaffiliated third parties and have terms and conditions that are reasonable and customary.

RELATED PARTY TRANSACTIONS FOR FISCAL 2018

Other than the transactions described below, since January 28, 2017, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect

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CORPORATE GOVERNANCE

material interest. We believe all of the transactions set forth below are on terms no less favorable to us than those that we could obtain from unaffiliated third parties and have terms and conditions that are reasonable and customary.

Certain Employees of the Company. Doug Wallstrom, the brother of Robert Wallstrom, is employed by us as our Photography Studio Director. In fiscal 2018, he earned compensation of $145,563 and received a restricted stock grant in the amount of $15,008 in connection with his employment.

Vera Bradley Foundation for Breast Cancer. The Company routinely makes charitable contributions to the Vera Bradley Foundation for Breast Cancer (the “Foundation”) and also provides employees and office space to the Foundation. The Foundation was founded by the co-founders of the Company, Barbara Bradley Baekgaard and Patricia R. Miller. Ms. Baekgaard is an employee and director of the Company, and Ms. Miller is a director of the Company. Each also serves on the board of directors of the Foundation. In addition, P. Michael Miller, a director of the Company, serves on the board of directors of the Foundation. There were approximately $140,000 of Company contributions made to the Foundation in fiscal 2018.

FAMILY RELATIONSHIPS

Barbara Bradley Baekgaard and Patricia Miller founded the Company in 1982 in Fort Wayne, Indiana. Both Ms. Baekgaard and Ms. Miller continue to serve on our Board of Directors, and Ms. Baekgaard also serves as an employee. P. Michael Miller, a director, is the husband of Ms. Miller. Robert J. Hall, our Chairman, is the son-in-law of Ms. Baekgaard.

COPIES OF GOVERNANCE DOCUMENTS

You may view the following documents at http://investors.verabradley.com/governance.cfm (please note that our website is not a part of this proxy statement):

❖	Corporate Governance Guidelines

❖	Conflicts of Interest and Business Ethics Policy

❖	Code of Ethics for Senior Financial Officers

❖	Insider Trading Policy

❖	Stock Ownership Guidelines

❖	Disclosure Policy

8     Vera Bradley, Inc. 2018 Proxy Statement

THE BOARD AND ITS COMMITTEES

THE BOARD AND ITS COMMITTEES

BOARD RESPONSIBILITIES

Being elected to serve on the Board of Directors is a high honor and privilege, and one that carries with it a serious responsibility to serve the interests of the Company and its shareholders. It is our desire that all Board members conduct themselves and perform their duties in an exemplary fashion, commensurate with the position of leadership that has been bestowed upon them by the shareholders.

Each Board member has the following basic responsibilities:

❖	To support the mission and purpose of the Company, and to abide by its Articles of Incorporation, Bylaws and policies.

❖	To be diligent in preparation for, attendance at and participation in Board meetings and related activities on behalf of the Company.

❖	To ensure that the financial and business affairs of the Company are, to the best of the Board member’s awareness, managed in a responsible manner.

❖	To act always in good faith and in the best interest of the Company, above any personal interest.

❖	To maintain the confidentiality of sensitive or proprietary information obtained as a result of Board service.

The primary duties of the Board include maximizing long-term shareholder value, by:

❖	Ensuring that the Company operates in a legal, ethical and socially responsible manner.

❖

Selecting, evaluating and offering substantive advice and counsel to the CEO and working with the CEO to develop effective measurement systems that will evaluate and determine the Company’s degree of success in creating long-term economic value for its shareholders.

❖	Reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions.

❖	Overseeing the Company’s capital structure and financial policies and practices.

❖	Assessing major risks facing the Company and reviewing options for their mitigation.
❖	Providing counsel and oversight on the selection, evaluation, development and compensation of executive officers and providing critical and candid feedback on their performance.

BOARD INDEPENDENCE

A majority of our directors are independent of the Company and management. In February 2018, the Board (with the input of the Nominating and Corporate Governance Committee) evaluated all business and charitable relationships between the Company and the Company’s non-employee directors and all other relevant facts and circumstances. As a result of the evaluation, the Board determined, as required by the Company’s Corporate Governance Guidelines, that the following non-employee directors are “independent directors” as defined by the standards for director independence established and described below: Richard Baum, Mary Lou Kelley, John E. Kyees, Matthew McEvoy, Frances P. Philip and Edward M. Schmults. Under these same standards, the Board of Directors has determined that Barbara Bradley Baekgaard, Robert J. Hall, Patricia R. Miller, P. Michael Miller and Robert Wallstrom are not independent.

Under the corporate governance requirements of The NASDAQ Stock Market (“NASDAQ”) our Board of Directors has a responsibility to make an affirmative determination that our directors serving as independent directors have no relationships with the Company that would impair their independence. Subject to some exceptions, the standards for independent directors established by NASDAQ and the Securities and Exchange Commission (“SEC”) generally provide that a non-employee director will not be independent if (a) the director is, or in the past three years has been, an employee of the Company; (b) the director or a member of the director’s immediate family is, or in the past three years has been, an executive officer of the Company; (c) the director or a member of the director’s immediate family has, in the past three years, received more than $120,000 per year in direct compensation from the Company (other than for service as a director or, for the immediate family member, as a non-executive employee); (d) the director is an employee, or the director or a member of the director’s immediate family is employed as a partner, of Deloitte & Touche LLP, the Company’s independent registered public accountants, or the director has an immediate family member who is a current employee of such firm and works in any capacity on the Company’s audit, or the director or an immediate family member was within the last three years a partner or

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THE BOARD AND ITS COMMITTEES

employee of such firm and personally worked on the Company’s audit within that time; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where a Vera Bradley executive officer at the same time serves or served on the compensation committee; or (f) the director is an employee, or a member of the director’s immediate family is an executive officer, of a company that makes payments to, or receives payments from, Vera Bradley in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or two percent of the consolidated gross revenues of the company receiving the payment.

The Company’s Corporate Governance Guidelines require that the independent directors meet in executive session at each regular meeting of the Board and, in fiscal 2018, they met in executive session during each regular meeting for a total of four times. These executive sessions are chaired by the Lead Independent Director, Mr. Kyees.

BOARD LEADERSHIP STRUCTURE AND LEAD INDEPENDENT DIRECTOR

Our Board of Directors believes that one of its most important functions is to protect shareholders’ interests through independent oversight of management, including the Chief Executive Officer; however, the Board of Directors does not believe that effective management oversight necessarily mandates a particular management structure, such as a separation of the role and identities of the Chairman of the Board of Directors and Chief Executive Officer. The Board considers it important to retain flexibility to exercise its judgment as to the most appropriate management structure for us, based on the particular circumstances facing us from time to time. Currently, the positions of Chairman of the Board of Directors and Chief Executive Officer are held by separate persons because the Board of Directors has determined that this structure aids in the oversight of management and is in the best interests of the Company and its shareholders at this point in time.

In addition, John E. Kyees, Chairman of the Company’s Audit Committee, has served as the Lead Independent Director since 2011. Pursuant to the Company’s Corporate Governance Guidelines, the lead director is an independent director who is elected from time to time, but not less than annually, by the affirmative vote of a majority of the independent directors. The Lead Independent Director, among other things, chairs executive sessions of the independent directors, reviews the meeting agenda with our Chief Executive Officer, leads the discussion with our Chief Executive Officer following the independent directors’ executive sessions, ensures that the Board’s individual group and committee self-assessments are done annually and leads periodic discussions with other Board members and management concerning the Board’s information needs. The Board believes this structure allows all of the independent directors to participate in the full range of the Board’s responsibilities with respect to its oversight of the Company’s management. The Board of Directors has determined that this leadership structure is appropriate given the size and complexity of the Company, the number of directors overseeing the Company and the Board of Directors’ oversight responsibilities. Further, the Board of Directors believes that these responsibilities appropriately and effectively complement our Chairman of the Board and Chief Executive Officer structure.

STANDING COMMITTEES AND MEETINGS OF THE BOARD

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Only independent directors are members of the Audit, Compensation and Nominating and Corporate Governance Committees.

Our Board of Directors held four meetings during fiscal 2018 and each of our directors attended at least 75% of the total number of meetings of the Board and all of the committees of the Board of which such director was a member held during the period in which such director served. Directors are encouraged to attend our annual meetings of shareholders and all directors serving at that time attended the annual shareholders meeting held on May 25, 2017.

COMMITTEE MEMBERSHIP
COMMITTEE	INDEPENDENT MEMBERS	CHAIR
Audit	John E. Kyees Richard Baum Matthew McEvoy	●
Compensation	Edward M. Schmults Mary Lou Kelley Frances P. Philip	●
Nominating and Corporate Governance	Frances P. Philip Richard Baum Edward M. Schmults	●

Audit Committee. Our Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls, accounting principles and auditing practices to be employed in the preparation and review of our financial statements. In addition, our Audit Committee has the authority to engage, oversee and dismiss public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such

10    Vera Bradley, Inc. 2018 Proxy Statement

THE BOARD AND ITS COMMITTEES

accountants. Our Audit Committee also reviews the fairness of related party transactions. The Board of Directors has determined that Mr. John E. Kyees, the Chairman of the Audit Committee, is an “audit committee financial expert” (as defined by Item 407(d)(5)(ii) of Regulation S-K) and is “independent” (under the definitions and interpretations of NASDAQ Stock Market), in accordance with the rules of The NASDAQ Stock Market. The Audit Committee met eight times in fiscal 2018.

Compensation Committee. Our Compensation Committee reviews and determines policies, practices and procedures relating to the compensation of executive officers, including the Chief Executive Officer, and the establishment and administration of certain employee benefit plans for executive officers. The Compensation Committee has the authority to administer our 2010 Equity and Incentive Plan and to advise and consult with our officers regarding managerial personnel policies. The Compensation Committee met five times in in fiscal 2018.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee assists the Board of Directors with its responsibilities regarding the identification of individuals qualified to become directors, the selection of the director nominees for the next annual meeting of shareholders and the selection of director candidates to fill any vacancies on the Board of Directors. It also reviews and makes recommendations to the Board regarding the preparation, review of and compliance with corporate governance policies, succession planning for the Chief Executive Officer and tenure and retirement policies for directors. The Nominating and Corporate Governance Committee and management are responsible for director continuing education programs to assist directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities. Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties and financial and administrative support for attendance at qualifying academic or other independent programs. The Nominating and Corporate Governance Committee met four times in fiscal 2018.

ANNUAL BOARD AND COMMITTEE EVALUATIONS

Our Board and each of our standing committees annually conduct self-evaluations to identify opportunities to improve Board and committee performance.

COMMITTEE CHARTERS

The charters of the three standing committees of the Board of Directors describe the governance framework for each Committee. The charters, along with the Corporate Governance Guidelines, are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management.

You may view the charters at

http://investors.verabradley.com/governance.cfm.

COMMUNICATIONS WITH DIRECTORS

Shareholders may communicate with our directors by transmitting correspondence to our investor relations desk via the internet at http://investors.verabradley.com/contactBoard.cfm or to our Secretary at:

Corporate Secretary

c/o Vera Bradley, Inc.

12420 Stonebridge Road

Roanoke, Indiana 46783

The Secretary will, as appropriate, forward communications to the Board of Directors or to any individual director, directors or committee to whom the communication is directed.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

In March 2013, our Board of Directors approved a compensation program for non-employee directors, to be reviewed biannually. In doing so, the Board reviewed the recommendations of the Compensation Committee, along with a review by the Compensation Committee’s outside compensation consultant, of non-employee director compensation among peer group companies. In reviewing total compensation for our non-employee directors, the consultant evaluated the cash compensation programs and long-term equity incentive programs for non-employee directors of comparable companies. All directors other than Mr. Wallstrom and Ms. Baekgaard participate in our non-employee director compensation program. In February 2017, the Compensation Committee again reviewed the director compensation program and the Board agreed with the Committee’s recommendation to reduce the Director cash compensation by ten percent to align with benchmark and reduce expenses.

CASH COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Under the cash compensation element of the program during fiscal 2018 (beginning in March 2017) we paid each of our non-employee directors a cash retainer of $49,500 annually. We paid the Chairperson of our Board of Directors an additional $27,000 retainer and the Lead Independent Director an additional retainer of $9,000. In addition, we paid the following annual retainers for committee service:

FISCAL 2018 ANNUAL BOARD RETAINERS
Audit Committee Chair	$13,500
Audit Committee Members	9,000
Compensation Committee Chair	9,000
Compensation Committee Members	6,300
Nominating and Corporate Governance Committee Chair	7,875
Nominating and Corporate Governance Committee Members	5,400

Prior to March 2017, our non-employee directors received a pro-rated cash retainer at the fiscal 2017 rates, before the ten percent reduction. All of our directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

RESTRICTED STOCK UNITS FOR NON-EMPLOYEE DIRECTORS

We also provide each of our non-employee directors with an annual equity grant with a grant date value of approximately $85,000. These restricted stock units vest and settle in our common shares, on a one-for-one basis, on the first anniversary of the grant date. The applicable award agreement also provides that the units shall vest immediately upon the death or disability of the director and upon the occurrence of a change in control of the Company, as defined in the agreement.

FISCAL 2018 DIRECTOR COMPENSATION

The following table summarizes compensation that our non-employee directors earned during fiscal 2018 for services as members of our Board of Directors.

FISCAL 2018 DIRECTOR COMPENSATION
NAME(1)	FEES EARNED OR PAID IN CASH(2)	STOCK AWARDS(3)	TOTAL
Richard Baum	$64,492	$85,000	$149,492
Robert J. Hall	77,208	85,000	162,208
Mary Lou Kelley	56,317	85,000	141,317
John E. Kyees	72,667	85,000	157,667
Matthew McEvoy	59,042	85,000	144,042
Patricia R. Miller	49,958	85,000	134,958
P. Michael Miller	49,958	85,000	134,958
Frances P. Philip	64,475	85,000	149,475
Edward M. Schmults	64,492	85,000	149,492
(1)	We did not pay our employee directors, Mr. Wallstrom and Ms. Baekgaard, any compensation for their services on our Board of Directors in fiscal 2018.
(2)	The fee reduction began with the compensation earned in March 2017.
(3)

Represents the aggregate grant date fair value of restricted stock awarded during the fiscal year computed in accordance with FASB ASC Topic 718. Additional information regarding the calculation of these values is included in Notes 2 and 7 to our consolidated financial statements.

12    Vera Bradley, Inc. 2018 Proxy Statement

PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITOR

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITOR

PROPOSAL

The Audit Committee has selected Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm to audit the consolidated financial statements of Vera Bradley for the fiscal year ending February 2, 2019. The Audit Committee and the Board of Directors seek to have the shareholders ratify the Audit Committee’s appointment of Deloitte. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Deloitte also served as our independent registered public accounting firm for fiscal 2018.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed by Deloitte to Vera Bradley for the fiscal years ended February 3, 2018 and January 28, 2017:

FEES PAID TO DELOITTE
	FISCAL 2018	FISCAL 2017
Audit Fees(1)	$872,660	$714,135
Audit-Related Fees	—	—
Tax Fees(2)	89,139	348,462
All Other Fees(3)	1,895	2,000

Total	$963,694	$1,064,597

(1)

Audit Fees for fiscal 2018 and 2017 consist of fees for professional services rendered by Deloitte in connection with the integrated audit of the consolidated financial statements and the effectiveness of the Company’s controls over financial reporting and reviews of our interim consolidated financial statements.

(2)	Tax Fees consist primarily of fees associated with tax compliance, advice and planning services.
(3)	All Other Fees consist of fees for products and services other than the above-described services. In both years, these fees related to an online research database subscription.

The Audit Committee’s written charter requires the Audit Committee to pre-approve, prior to engagement, all audit and permissible non-audit services provided by the independent registered public accounting firm on an individual basis. All of the services described in the table above were pre-approved by the Audit Committee.

The Audit Committee considered the services listed above to be compatible with maintaining Deloitte’s independence.

VOTE REQUIRED AND BOARD RECOMMENDATION

This proposal will be approved if a quorum is present, in person or by proxy, at the Annual Meeting and the votes properly cast favoring the proposal exceed the votes properly cast opposing the proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

VERA BRADLEY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Management is responsible for the preparation, presentation and integrity of Vera Bradley’s consolidated financial statements and the Company’s internal control over financial reporting. The independent registered public accounting firm of Deloitte & Touche LLP, or Deloitte, was responsible in fiscal 2018 for performing an integrated audit of the Company’s consolidated financial statements and the effectiveness of the Company’s controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also responsible for selecting and evaluating the independence of the Company’s independent registered public accounting firm and for pre-approving the services rendered by that firm.

In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed with management Vera Bradley’s audited consolidated financial statements for the fiscal year ended February 3, 2018;

2.

The Audit Committee has discussed with representatives of Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence; and

4.	The Audit Committee has considered whether the provision by Deloitte of non-audit services to Vera Bradley is compatible with maintaining Deloitte’s independence.

Based on these procedures and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in Vera Bradley’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
John E. Kyees, Chairman
Richard Baum
Matthew McEvoy

14    Vera Bradley, Inc. 2018 Proxy Statement

PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL

The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our shareholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans.

Shareholders are urged to read the “Executive Compensation Discussion and Analysis” section of this proxy statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.

We are required to submit a proposal to shareholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of Vera Bradley, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the Annual Meeting, including the Summary Compensation Table and the Executive Compensation

Discussion and Analysis set forth in such proxy statement and other related tables and disclosures.”

Because this vote is advisory, the result will not be binding on us, our Board of Directors or our Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement, except with respect to shares held in street name, for which you must direct your broker to vote such shares. A say-on-pay vote will take place every year as determined by the Board of Directors and based on the advice provided by the shareholders at the 2017 Annual Meeting.

VOTE REQUIRED AND BOARD RECOMMENDATION

This proposal will be approved if a quorum is present, in person or by proxy, at the Annual Meeting and the votes properly cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

VERA BRADLEY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT AND OTHER RELATED TABLES AND DISCLOSURES.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the following Executive Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018.

SUBMITTED BY THE COMPENSATION COMMITTEE

Edward M. Schmults, Chair

Mary Lou Kelley

Frances P. Philip

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

This CD&A provides a summary of the material elements of our compensation philosophy and practices, with a particular focus on our named executive officers or “NEOs.” As used in this CD&A, the “Committee” refers to the Compensation Committee of the Board of Directors.

The following is a list of our NEOs who served for all of fiscal 2018:

NAME	TITLE

Robert Wallstrom	President and Chief Executive Officer

John Enwright	Chief Financial Officer

Mark C. Dely	Chief Administrative & Legal Officer

Beatrice Mac Cabe	Chief Creative Officer

Mary Beth Trypus	Chief Sales Officer

This CD&A and our compensation tables also include the following individuals who were no longer employed by Vera Bradley at the end of fiscal 2018:

NAME	FORMER TITLE	DEPARTURE DATE

Sue Fuller	Executive Vice President, Chief Merchandising Officer	May 9, 2017
Kimberly F. Colby	Executive Vice President, Design	September 29, 2017

Kevin J. Sierks	Executive Vice President, Chief Financial Officer	March 31, 2017

16    Vera Bradley, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

To assist in understanding our NEO compensation program, we have included a discussion of our compensation policies and decisions for periods before and after fiscal 2018 where relevant. Our compensation program is designed to provide some common standards throughout the Company. Therefore, much of what is disclosed below applies to executives in general and is not limited to our NEOs. The Committee is constantly evaluating industry and corporate governance best practices in its compensation programs. Below is a summary of what the Company does and does not do with respect to its compensation programs:

CORPORATE GOVERNANCE BEST PRACTICES
WHAT WE DO	WHAT WE DON’T DO

Pay for Performance: 50% of CEO compensation and 35% of other NEO compensation is tied to performance.	No Hedging: Under the Company’s Insider Trading Policy Executives are not allowed to enter into hedging or other monetized transactions with Company securities.

Double-Trigger Change of Control: Following a change in control severance payments will only be accelerated upon an involuntary termination of employment or where employee terminates for good reason.

Grant of Stock and Options Below Fair Market Value: All restricted stock units and options are priced and granted at the fair market value at the time of grant. Stock or options are not granted below fair market value.

Use of Third Party Consultants: We utilize compensation consultants and third-party benchmarking to evaluate and compare our compensation programs.	Repricing of Underwater Options/RSUs: The Committee has not repriced any underwater options or otherwise changed the value of RSUs granted despite change in the value of the stock.

Share Ownership Guidelines: Executive Officers are expected to hold Company common stock between 2 and 3 times their annual base salary, and non-employee directors are expected to hold common stock of 4 times their annual cash retainer.

Short-Term Vesting of Equity: No short-term vesting of equity grants. Company utilizes a three-year time horizon to vest equity granted as part of its Long-Term Incentive Program.

Limited use of Employment Agreements: Only our Chief Executive Officer has an employment agreement.	No Tax Gross-Ups: The Company does not utilize tax gross-ups for Executives.

OUR COMPENSATION PHILOSOPHY AND OBJECTIVES

We believe that the Company’s compensation philosophy should act as the “blueprint” for the total compensation design and targeted value to be delivered to the executive officers. Our compensation philosophy is intended to ensure that the framework for the Company’s compensation program supports the strategic needs of the business, that the components of the pay system work in concert to influence executive behavior in support of organization imperatives and that the mechanics of the executive reward structure reinforce the corporate culture and management style of the organization.

Our compensation philosophy includes two identifiable components: compensation objectives and pay goals.

Compensation Objectives. These objectives serve as a set of “guiding principles” that provide an overview of the intended purpose of our compensation program. Our compensation objectives are:

✓	To attract and retain key personnel and drive effective results.

✓	To encourage our NEOs to focus on:

¡	Building shareholder value

¡	Maximizing growth and profitability

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EXECUTIVE COMPENSATION

¡	Leadership to drive change while exemplifying the Company values

¡	Building a strong brand

✓	To provide our NEOs with a compensation package that is competitive within our industry.

Pay Goals. The Committee has determined that it is beneficial to establish ranges of compensation, both in total and with respect to each of the Company’s main compensation components, around the 50th percentile of peer group compensation. A primary focus of the Committee in setting executive compensation is to target total compensation within the established ranges noted below, although competitiveness of the other pay components is also strongly considered. For the Chief Executive Officer and the other named executive officers, the Compensation Committee considers the following ranges when assessing the competitiveness of each pay component:

COMPENSATION ELEMENT	PAY GOAL RELATIVE TO PEER GROUP

Annual base salary rate:	50th percentile, +/- 10%

Target annual incentive:	50th percentile, +/- 10%

Target long-term incentive:	50th percentile, +/- 15%

Target total compensation:	50th percentile, +/- 15%

COMPENSATION MIX AND PAY FOR PERFORMANCE

Annually, the Committee considers the total compensation opportunities for each named executive officer and determines how total potential compensation should be allocated across the different elements of compensation. The Committee does not follow a definitive policy when determining the mix of and structure for total compensation. Instead, it considers factors such as achievement of corporate and individual goals, level of experience, responsibilities, demonstrated performance, time with the corporation, risk associated with any payout and retention considerations.

Generally, the Committee considers market practices as reflected in the peer group data provided by its compensation consultant to obtain a baseline of total potential compensation for each named executive officer. Using this analysis as a starting point, the Committee engages in discussions with the objective of ensuring that a material portion of each named executive officer’s total compensation is at-risk and dependent on performance. Care is taken to balance incentives to drive performance in the short-term versus the long-term. In this way, we encourage named executive officers to vigorously pursue financial and other performance while discouraging incentives to take excessive risks that may be beneficial in the short term, but harmful in the long run. We believe that these practices align the interests of the named executive officers with those of the shareholders year-over-year, as well as over the long term.

The Committee seeks to ensure that a substantial portion of the total compensation awarded to the named executive officers is performance-based and is comprised of both annual and long-term incentives. The fiscal 2018 mix of compensation for the Chief Executive Officer and other NEOs is set forth below:

18    Vera Bradley, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

(1)	Includes only NEOs that were employed during all of Fiscal 2018.

PAY POLICIES

We believe that appropriate corporate governance of our executive compensation program is enhanced by a number of policies and practices, including: engagement by the Committee of its own independent consultant and compensation resource, the absence of tax gross-ups contained in any of our compensation programs (including no excise tax gross-ups), performance-based and time-based stock equity grants that vest over a three-year period and the adoption of stock ownership guidelines applicable to directors and executive officers.

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Role of the Compensation Committee. The Committee is responsible to the Board for overseeing the development and administration of our compensation programs. The Committee is composed of three independent directors and is responsible for the review and approval of all aspects of executive compensation, including the approval of compensation packages of newly hired executive officers. The Committee is supported in its work by the Chief Executive Officer, Chief Administrative Officer, the Vice President of Human Resources, her staff and independent executive compensation consultants, as needed.

Role of Management. Our Committee generally seeks input from our Chief Executive Officer when discussing the performance and compensation levels of the other named executive officers. The Committee also works with our Chief Executive Officer, our Chief Financial Officer, Chief Administrative Officer and the Vice President of Human Resources in evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Mr. Wallstrom nor any of our other executives participates in deliberations relating directly to his or her own compensation.

Role of Compensation Consultants. The Committee has utilized compensation consultants in assisting with benchmarking, regulatory changes and updates, and analysis and design of the Company’s compensation program. The Committee also used consultants to help review the Company’s compensation peer group. In Fiscal 2018, the Committee utilized Equilar, Inc. (“Equilar”) as executive compensation consultants. Equilar was retained by and reports directly to the Committee, and the Committee may replace them or hire additional consultants at any time. Our Committee makes all final decisions regarding the compensation of our named executive officers.

Role of Shareholders: Response to Advisory Vote on Executive Compensation. At the 2017 Annual Meeting of Shareholders, approximately 75% of the votes cast on the advisory vote on our executive compensation program were in support of the compensation paid to the named executive officers. In view of the support from shareholders, the Committee determined that the results of the vote did not call for any major changes to our executive compensation plans. In setting fiscal 2018 compensation, the Committee materially maintained the compensation program structure in place since fiscal 2013.

Peer Group and Benchmarking. At least annually, the Committee, with the assistance of third party benchmarking, conducts a review of a peer group used for executive compensation comparisons to ensure all peer companies remain an appropriate basis for comparison. In selecting peer companies, the Committee aims to identify companies with similar characteristics to our Company. Specifically, we look for peer group companies that are in the retail industry or another related industry, have a strong consumer brand, are profitable and are of a comparable size (based principally on revenue and market capitalization).

As a result of a review conducted in February 2018, the Committee decided to remove Kate Spade & Company from the peer group due to their recent acquisition by Tapestry. In its place the Committee added Build-a-Bear Workshop, Inc. to the peer group. This company was chosen due to its similarity in revenue and market capitalization as well as being in the retail industry.

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EXECUTIVE COMPENSATION

FISCAL 2018 COMPENSATION PEER GROUP

The Buckle, Inc.	Christopher & Banks Corporation	Crocs, Inc.

Destination Maternity Corporation	Land’s End, Inc.	Francesca’s Holdings Corp

Vince Holding Corp.	Build-a-Bear Workshop, Inc.	Iconix Brand Group, Inc.

Movado Group, Inc.	Oxford Industries, Inc.	Perry Ellis International, Inc.

Destination XL Group, Inc.	Tilly’s Inc.	Zumiez Inc.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM IN FISCAL 2018

HIGHLIGHTS

Recent highlights of our executive compensation program include:

❖

There was no increase in the base salary of our Chief Executive Officer. Increases for certain named executive officers occurred due to promotion into new roles and the assumption of additional responsibilities.

❖

In addition to financial goals, the annual incentive for fiscal 2018 included key strategic objectives tied to our long-term strategic plan and intended to focus the team on making progress in our multi-year turnaround.

❖	The financial components of the annual incentive paid out below target level based on revenue results and above target level based on adjusted operating income results.

❖	The actual achievement for tranches of the Company’s long-term incentive plan varied from 0% to 176%, based on Company performance over the last five fiscal years.

❖	All stock equity grants under our long-term incentive program vest over a three-year period in order to incentivize retention and long-range performance.

❖

The Company significantly reduced the total compensation of its current-year active NEOs as compared to its prior-year active NEOs, excluding Mr. Wallstrom, by over 35% as part of its Vision 20/20 cost reduction initiatives.

BASE SALARY

Purposes of Base Salary. We utilize base salary as the primary means of providing compensation for performing the essential elements of an executive’s job. Base salaries are intended to provide a certain level of fixed compensation commensurate with an executive’s position, responsibilities, tenure, historical compensation, retention risk and current and expected future contributions to the Company. In particular, we set base salaries keeping in mind that we are often recruiting from a fashion and retail marketplace that is not typically found in the Company’s hometown of Fort Wayne, Indiana. With these principles in mind, base salaries are reviewed at least annually by our Committee and may be adjusted from time to time based on the results of this review. The Committee reviews annually an assessment of the executive officers’ compensation, including base salary, annual cash incentives and equity-based incentives, relative to comparable positions at the peer group companies. In addition, the Committee reviews any increases of each named executive officer’s compensation based on their annual performance review which is performed by the Chief Executive Officer. The only exception is the Chief Executive Officer, whose annual review is conducted by the Board of Directors.

Setting Base Salary Levels. Our objective is generally to be within a competitive range of the peer group median, on average, for base salaries of our executive officers, including our named executive officers. We consider a range of +/-10% around the market median (50th percentile) to be competitive but still capable of recognizing differences among executives. In setting base salaries for NEOs, the Committee typically begins with the Company’s overall budget for base salary increases, which was a target merit increase of 2.0% in fiscal 2018, which may be adjusted up or down based upon an employee’s performance, any changes in his or her role or responsibility and the median peer group base salary information.

Setting Fiscal 2018 Base Salary. In fiscal 2018, the Compensation Committee elected not to increase the base salary rate for the Chief Executive Officer. The Committee decided, in consultation with the CEO and based on his recommendation, to provide salary increases for John Enwright, Mark C. Dely and Beatrice Mac Cabe. These increases were recommended and provided as a result of promotions into new roles and the assumption of additional responsibilities.

20    Vera Bradley, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

The following table shows annual base salary rates for each of our named executive officers for fiscal 2017 and fiscal 2018. Amounts represent a base rate of pay; actual earnings during a fiscal year may vary based upon a variety of factors, including the number of weeks in the fiscal year.

FISCAL 2018 BASE SALARY CHANGES
	FISCAL 2017 BASE SALARY RATE	FISCAL 2018 BASE SALARY RATE
Robert Wallstrom	$750,000	$750,000
John Enwright(1)	205,209	350,000
Mark C. Dely(2)	275,000	300,000
Beatrice Mac Cabe(3)	325,000	350,000
Mary Beth Trypus	300,000	300,000
Sue Fuller	515,006	515,006
Kimberly F. Colby	429,465	429,465
Kevin J. Sierks	412,000	412,000
(1)	Effective July 17, 2017, Mr. Enwright was promoted to Chief Financial Officer and his base salary rate was increased to $350,000.
(2)	Effective September 4, 2017, Mr. Dely was promoted to Chief Administrative Officer and his base salary rate was increased to $300,000.
(3)	Effective September 4, 2017, Ms. Mac Cabe was promoted to Chief Creative Officer and her base salary rate was increased to $350,000.

ANNUAL INCENTIVE COMPENSATION

Purposes of Annual Incentive. Our annual incentive compensation, in the form of an annual cash bonus, is intended to compensate our named executive officers for meeting our short-term corporate financial and strategic objectives and to incentivize our named executive officers to meet these objectives. Our financial and strategic objectives are intended to build shareholder value, maximize growth and profitability and build a strong brand and execute against the annual milestones of the long-term strategic plan.

Setting Annual Incentive Compensation Levels. Our objective is generally to be within the competitive range of the peer group median, on average, for annual incentive opportunities of our executive officers, including our named executive officers. We consider a range of +/-10% around the market median (50th percentile) to be competitive but still capable of recognizing differences among executives.

Fiscal 2018 Annual Incentive Performance Metrics. For fiscal 2018, the Committee did not make modifications to the annual incentive design from the fiscal 2017 annual incentive program.

Selecting the Financial Metrics. Consistent with fiscal 2017, revenue and operating income were the financial metrics used for fiscal 2018. The Committee selected net revenue because we believe it is important to our shareholders and to the ultimate performance of the Company. Top line performance, however, must be accompanied by operating performance as well, so operating income was selected as a second performance metric. In the future, the Committee will review the application of other financial performance measures. The Committee typically sets a target level of performance at which the full target bonus can be earned. The Committee also sets a threshold level of performance below which no bonus is earned and a maximum level of performance that results in a maximum bonus.

ANNUAL INCENTIVE PLAN STRUCTURE
FINANCIAL METRICS	Weight	Payout by Performance Level as a Percentage of Target Incentive
		Threshold	Target	Maximum
Operating Income	25%	25%	100%	200%
Net Revenue	25%	25%	100%	200%
Total	50%	25%	100%	200%

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EXECUTIVE COMPENSATION

ANNUAL INCENTIVE PLAN STRUCTURE
STRATEGIC METRICS	Weight	Payout by Performance Level as a Percentage of Target Incentive
		Met Most	Met All	Exceed	Significantly Exceed
Corporate Strategic Objectives(1)	25%	75%	100%	125%	150%
Individual Financial Objectives	25%	75%	100%	125%	150%
Total	50%	75%	100%	125%	150%
TOTAL					175%(2)
(1)	The payout for strategic objectives is capped at 100% in the event that either or both of the operating income or net revenue metrics are not achieved at the threshold performance level or higher.
(2)	Mr. Wallstrom’s total annual incentive payout is capped at 200% of his base salary.

Selecting the Strategic Metrics. In fiscal 2018, the Committee once again included corporate-level strategic objectives as a component of the annual incentive compensation program. The Committee believes that this metric is appropriate to incentivize the management team to meet significant strategic objectives key to achieving the Company’s long-term strategic plan.

In fiscal 2018 these corporate strategic goals were to:

❖	Increase Brand Desirability through targeted marketing programs that drive traffic and increase customer count:

¡	Increase New Customers by 4%
¡	Improve Direct Traffic by 1.8%

❖	Increase Product Desirability by driving the Company’s top 10 products, reinvigorating core products and expanded licensing measured as follows:

¡	Increasing the Direct customer wallet by $2.56

❖	Optimize the Company’s Distribution Platform by leveraging the Company’s digital flagship and distribution channel to drive conversion, as measured by:

¡	Increasing total conversion by 600 basis points

❖	Build a world-class team of empowered and high-performing individuals and teams, measured as follows:

¡	Retaining 85% of top talent in the Company, including store leadership
¡	Achieving an engagement score of 4.1 on the Company’s annual employee engagement survey
❖	Reduce Core Expense structure of the business, measured as follows:

¡	Finding $4 million in SG&A and/or COGS annualized savings versus fiscal 2017 actual expenses
¡	Targeting 15 store closures by the end of FY19

❖	Build and implement the updated strategic plan (Vision 20/20)

In addition to these corporate-level strategic goals, the Committee also continued to include a metric for the measurement of personal objectives for each of the NEOs other than Mr. Wallstrom. The Committee believes it is important to provide individual incentive against the strategic plan at the level of each major business function in order to ensure that the management team focused equally on execution in each of their areas in order to meet the long-term strategic objectives of the Company. The individual financial objectives varied by individual and department but all had clear metrics and measurements.

For Mr. Wallstrom, the Committee felt that the corporate strategic objectives should also serve as his individual objectives given his entity-level responsibility.

In the future, the Committee will continue to evaluate both payout levels and performance levels in accordance with business conditions and prevailing market practices.

Fiscal 2018 Annual Incentive Payout. In fiscal 2018, the Company achieved adjusted operating income of $34.5 million, which was above the target performance level of $34.1 million but below the maximum performance level of $38.1 million, resulting in a 111% payout for this metric. GAAP fiscal 2018 operating income of $15.0 million was adjusted, in accordance with the requirements of the annual incentive plan, by $19.5 million for Vision 20/20-related charges and other charges.

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EXECUTIVE COMPENSATION

Net revenue was $454.6 million in fiscal 2018, above the threshold performance level of $445.9 million but below the target performance level of $492.4 million, resulting in a 36% payout for the net revenue metric.

For financial performance metrics, payout levels were determined using linear interpolation for results falling between the three performance levels.

The Committee determined that the Company mostly met its corporate strategic objectives, driven by creation and implementation of the Company’s Vision 20/20 plan, an increase in customer count of more than 4%, increased conversion and strong expense savings of over $21M. This resulted in a 90% payout for the corporate strategic objectives metric.

For the NEOs other than Mr. Wallstrom, the payout for individual objectives was determined based upon achievement of the goals as rated by Mr. Wallstrom. Mr. Wallstrom determined that each of Mr. Dely, Ms. Mac Cabe and Ms. Trypus generally performed at or above expectations with respect to their personal objectives. Ms. Fuller and Ms. Colby received payouts pursuant to the Company’s Severance Plan as a result of their employment with the Company ending after the first quarter of fiscal 2018.

Mr. Enwright’s fiscal 2018 annual incentive was guaranteed at the target level. Mr. Sierks did not receive an annual incentive payout as he was not employed past the first quarter of fiscal 2018.

The following table sets forth the payout opportunities at each performance level, as well as actual bonus earned as a percentage of base salary:

FISCAL 2018 ANNUAL INCENTIVE PAYOUT AS A PERCENTAGE OF BASE SALARY
	OPPORTUNITY			ACTUAL
	Threshold	Target	Max
Robert Wallstrom	50%	100%	200%	81.8%
John Enwright	25%	50%	87.5%	50%
Mark C. Dely	20%	40%	70%	36.2%
Beatrice Mac Cabe	20%	40%	70%	36.2%
Mary Beth Trypus	17.5%	35%	61.3%	31.7%
Sue Fuller	25%	50%	87.5%	42.1%
Kimberly F. Colby	25%	50%	87.5%	42.1%
Kevin J. Sierks	25%	50%	87.5%	0%

LONG-TERM INCENTIVE COMPENSATION

Purposes of Long-Term Incentive Compensation. We grant long-term equity awards under our executive compensation program in order to compete for executive talent and align the interests of our employees, including our named executive officers, with those of the Company’s shareholders. These awards are intended to motivate executives by tying a portion of their incentive compensation to the performance of our common stock over the long term and, in turn, also motivate employees to remain with the Company as the value of these awards is intended to increase over time. We believe these awards also serve as motivation for executives to continue to improve the long-term performance of the Company.

Setting Long-Term Incentive Compensation Award Size. Our objective is generally to be within the competitive range of the peer group median, on average, for long-term incentive compensation of our executive officers, including our named executive officers. We consider a range of +/-15% around the market median (50th percentile) to be competitive but still capable of recognizing differences among executives based on experience, performance, level of responsibility and internal parity.

Fiscal 2018 Long-Term Incentive Vehicles, Mix and Grant Size. The fiscal 2018, fiscal 2017 and fiscal 2016 grants to each NEO were made up of 50% performance-based restricted stock units and 50% time-based restricted stock units. The terms of the fiscal 2018, fiscal 2017 and fiscal 2016 grants were similar.

The total long-term incentive grant value for each NEO was based primarily on a combination of factors, including competitive market data, internal pay equity and other considerations as noted above. The Committee also considered each executive’s performance and the potential impact to shareholder dilution. Based on its assessment, the Committee approved the following grant values for the NEOs.

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EXECUTIVE COMPENSATION

FISCAL 2018 LONG-TERM INCENTIVE GRANTS
	TARGET GRANT VALUE	AS A % OF BASE SALARY RATE	% OF GRANT PERFORMANCE- BASED	% OF GRANT TIME- BASED
Robert Wallstrom	$800,008	107%	50%	50%
John Enwright	249,992	71%	50%	50%
Mark C. Dely	199,998	67%	50%	50%
Beatrice Mac Cabe	90,010	26%	50%	50%
Mary Beth Trypus	90,010	30%	50%	50%
Sue Fuller	399,994	78%	50%	50%
Kimberly F. Colby	—	—	—	—
Kevin J. Sierks	—	—	—	—

Terms of the Fiscal 2018 Time-Based RSU Grant. The time-based restricted stock units vest in our common shares, on a one-for-one basis in three equal annual installments on the first, second and third anniversaries of the date of grant. The applicable award agreement provides that the units vest immediately upon the NEO’s disability (as defined in the Incentive Plan) or death or, provided the NEO remains employed through the effective date, upon a change in control (which is more specifically defined in the award agreement). The units will also vest upon the NEO’s retirement (as defined in the Incentive Plan) on a prorated basis based on service through the retirement date.

Terms of the Fiscal 2018 Performance-Based RSU Grant. The performance-based restricted stock unit grant is structured to be earned over three annual performance periods (fiscal 2018, fiscal 2019 and fiscal 2020) and for any earned units to vest in our common shares, on a one-for-one basis in a single tranche on the third anniversary of the date of grant.

The performance-based restricted stock units granted in fiscal 2018 are divided into three equal tranches of one-third each of the total award and allocated to each of the three fiscal years of the Company ending with fiscal 2020, with each such fiscal year being considered a performance year. Each tranche of performance-based restricted stock units must be both “earned” and “vested” before it will be settled in the form of shares of the Company’s common stock. Each tranche of performance-based restricted stock units will be deemed earned only if the earnings per share threshold is met in the applicable fiscal year, and each will be deemed vested only if the executive is continuously employed with the Company through the third anniversary of the grant date. For fiscal 2018, threshold and maximum performance levels for the performance-based restricted stock units were set at 88% and 112%, respectively, of target earnings per share performance and payout levels range from 25% for threshold performance up to 200% for maximum performance.

FISCAL 2018 PERFORMANCE-BASED RSU GRANT – TRANCHE ONE PERFORMANCE MEASURES
PERFORMANCE LEVEL	EPS GOAL FOR FISCAL 2018	SHARES VESTING AS A PERCENTAGE OF TARGET GRANT
Threshold	$0.48 per share	25%
Target	$0.55 per share	100%
Maximum	$0.62 per share	200%

For the second and third tranches of the performance-based restricted stock unit grant, target earnings per share goals will be based on a pre-determined percentage increase in earnings per share over the prior year, and threshold and maximum performance levels will again be set at 88% and 112%, respectively, of target earnings per share. In each year, shares vesting as a percentage of the NEO’s target grant will be as set forth in the table above. The Compensation Committee will continue to evaluate both payout levels and performance levels in accordance with business conditions and prevailing market practices.

Results of Fiscal 2016 through Fiscal 2018 Performance-Based RSU Cycle. Performance-based restricted stock units granted on March 27, 2015 were subject to a three-year performance period established by the Committee that ended on February 3, 2018, which represents performance periods covered by fiscal 2016, fiscal 2017 and fiscal 2018. The following table shows the target number of restricted stock units granted to each NEO for this period.

FISCAL 2016 PERFORMANCE-BASED RSU GRANTS
TARGET GRANT (NUMBER OF RSUs)
Robert Wallstrom	31,075
John Enwright	2,455
Mark C. Dely	—
Beatrice Mac Cabe	—
Mary Beth Trypus	—
Sue Fuller	12,430
Kimberly F. Colby	6,215
Kevin J. Sierks	11,653

The target number of performance-based restricted stock units was equally divided into three tranches with the first tranche earned based on fiscal 2016 performance (“FY16

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Tranche”), the second tranche earned based on fiscal 2017 performance (“FY17 Tranche”) and the third tranche earned based on fiscal 2018 performance (“FY18 Tranche”).

In order to earn shares under the FY16 Tranche, the Committee set a diluted earnings per share from continuing operations target of $0.92 per share, with maximum performance at $1.03 per share and threshold performance of $0.81 per share. Actual fiscal 2016 adjusted diluted earnings per share was $0.88 per share, resulting in a FY16 Tranche payout of 73% of target. GAAP diluted earnings per share of $0.71 per share was adjusted by $0.17 per share, in accordance with the requirements of the incentive plan, for restructuring and other charges, store impairment charges and severance charges.

At the time of grant, it was determined that target performance for the FY17 Tranche was 110% of actual fiscal 2016 diluted earnings per share and for the FY18 Tranche was 110% of actual fiscal 2017 diluted earnings per share. Diluted earnings per share in both fiscal 2017 and fiscal 2018 fell below the threshold level of performance for each year resulting in a 0% payout for the FY17 Tranche and the FY18 Tranche. Therefore, Mr. Wallstrom and Mr. Enwright earned 7,561 shares and 597 shares from this grant, respectively. No shares were earned from this grant for Ms. Fuller, Ms. Colby or Mr. Sierks as a result of their termination of employment with the Company during fiscal 2018.

Fiscal 2014 through Fiscal 2018 Equity Grant Vesting.

The following table depicts the total stock vesting as a percentage of target for the Long-Term Incentive Plan for an NEO who remained employed during the entire three-year grant period.

HISTORICAL LONG-TERM INCENTIVE GRANT VESTING(1)
YEAR OF GRANT	VESTING OF TIME- BASED GRANT AS A % OF TARGET	VESTING OF PERFORMANCE- BASED GRANT AS A % OF TARGET(2)	TOTAL VESTING AS A % OF TARGET(3)
Fiscal 2018(4)	100%	176%	138%
Fiscal 2017(4)	100%	13%	56%
Fiscal 2016	100%	24%	62%
Fiscal 2015	100%	0%	40%
Fiscal 2014	100%	0%	40%
(1)	Calculation excludes retention grants. Does not account for forfeitures.
(2)	Performance-based grants are included to the extent of the completed performance period.
(3)	Includes time-based and performance-based grants.
(4)	Incomplete performance periods are not reflected. Actual vesting could be greater than or less than percent calculated upon completion of all performance periods.

BENEFITS

The named executive officers are eligible for the same level and offering of benefits available to other employees. Our benefits, such as our basic health benefits, 401(k) plan, life insurance, paid time off, matching charitable gifts program, and discounts on certain company products, are intended to provide a stable array of support to our employees and their families throughout various stages of their careers, and these core benefits are provided to all full-time employees. The 401(k) plan allows participants to defer amounts of their annual compensation before taxes, up to the cap set by the Internal Revenue Code, which was $18,000 per person for calendar year 2017 (or $24,000 for employees over age 50). Employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) plan. We currently provide matching contributions equal to 100% for the first 3% of an employee’s individual contribution and 50% for the next 2% of individual contributions, for a maximum employer match of 4% of individual contributions, subject to certain other limits, including vesting requirements.

PAY RATIO DISCLOSURE

In August 2015, the SEC adopted a rule mandated by section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act that requires most registrants to disclose the ratio of the total annual compensation of their principal executive officer (“PEO”) to the total annual compensation of their median employee. The Company’s PEO is Mr. Wallstrom.

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EXECUTIVE COMPENSATION

In determining the median employee, we included employees other than the PEO who were employed as of December 31, 2017, which is within three months of the Company’s fiscal 2018 year end.

In calculating the median employee, we:

❖	used gross compensation as reported on each employee’s Form W-2 for calendar year 2017;

❖	annualized salaries for part-time and full-time employees who were not employed for the entire 2017 calendar year (but did not annualize temporary and seasonal employees);

❖	excluded health care benefits; and

❖	excluded employees at non-U.S. locations, which consisted of approximately 30 employees as of the end of calendar year 2017 and represented only approximately 1% of total employees.

Based on our calculations, the median employee was a part-time retail store associate with a total annual compensation of $11,140 (calculated under Item 402(c)(2)(x) of Regulation S-K) during fiscal 2018. The total annual compensation during fiscal 2018 for Mr. Wallstrom was $2,200,651 which resulted in a ratio of the PEO compensation to the median employee compensation of 198 to 1.

As an alternative to the SEC required pay ratio, and to provide a look at a pay ratio of PEO compensation based on full-time employment, we annualized the median employee’s compensation and calculated another pay ratio. We did this by determining an effective hourly rate based on the total annual compensation and divided by the hours worked. We then multiplied the hourly rate by 2,120 hours and added any incentive compensation to approximate what the median employee would have earned if she worked full-time for the year. This annualized amount was $23,544. This resulted in a pay ratio of PEO compensation to the median employee compensation of 93 to 1. This ratio is supplemental and voluntarily provided. This ratio should not be used as a substitute for, or in isolation from, the pay ratio calculated in accordance with the rule adopted by the SEC.

The pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as the method, assumptions, adjustments or estimates used to calculate the median employee may be different from the method used by us. In addition, other companies may have different employment and compensation practices than we do.

AGREEMENT WITH NAMED EXECUTIVE OFFICER

Mr. Wallstrom’s Employment Agreement. Mr. Wallstrom’s employment agreement with the Company was effective November 11, 2013 (the “Employment Agreement”) and has automatically renewed for fiscal 2019. The Employment Agreement will renew automatically for successive one-year periods unless either the Company or Mr. Wallstrom gives notice to the other of its or his intention not to renew.

Under the Employment Agreement, Mr. Wallstrom’s initial annual base salary rate is $750,000. Mr. Wallstrom has a target annual fiscal bonus of 100% of his annual base salary rate, with a maximum annual cash bonus of up to 200% of his annual base salary rate and he is also eligible for long-term incentive grants. In connection with being retained as President and Chief Executive Officer, Mr. Wallstrom received a one-time grant of 49,080 restricted stock units, which was equal to approximately $1,200,000. Sixty percent of these restricted stock units were forfeited as a result of performance, and forty percent vested in equal amounts on each of November 3, 2015 and 2016. The Company also reimbursed Mr. Wallstrom for the expenses of relocating his residence to the Fort Wayne, Indiana area in fiscal 2014.

Mr. Wallstrom’s Employment Agreement contains non-compete restrictions. During the period of his employment and for a period of two years following his termination, Mr. Wallstrom may not engage in, manage, join or work for (as an employee, consultant or independent contractor) or permit the use of his name by, or provide financial or other assistance to, any competitor that engages in the design, production, marketing and retailing of (i) handbags and other bags and related accessories or (ii) accessories such as jewelry, travel and leisure items, and baby clothes and accessories. In order to be treated as a competitor pursuant to Mr. Wallstrom’s Employment Agreement, an enterprise would have to have received in the prior fiscal year at least 25% of its revenues from the design, production, marketing and/or retailing of handbags, other bags and related accessories or more than 50% of its revenues from the combination of the design, production, marketing and/or retailing of handbags, other bags and related accessories, accessories such as jewelry, travel and leisure items and baby clothes and accessories. Mr. Wallstrom’s Employment Agreement also contains customary confidentiality provisions.

For a description of severance benefits that Mr. Wallstrom would be entitled to receive under certain circumstances, please see “Potential Payments Upon Termination or Change in Control – Chief Executive Officer.”

26    Vera Bradley, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION AND RISK

The Committee has evaluated the risk profile of our compensation policies and practices and concluded that they do not motivate imprudent risk taking. In our evaluation, we reviewed our employee compensation structures and noted numerous factors and design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including a unique and strong corporate culture that attracts passionate and motivated employees who are excited about our products and our brand (as opposed to being motivated by purely financial considerations); a balanced mix between cash and equity and annual and longer-term incentives under our executive compensation program; ownership of our shares by senior management, which aligns their interests with the long-term interests of the Company and our shareholders; reasonable limits on annual incentive awards (as determined by a review of our current business plan); with respect to annual incentive awards, a balanced mix of performance measures, linear payouts between target levels and maximum payouts capped in fiscal 2018 at 200% of target for the Chief Executive Officer and 175% of target for the other named executive officers; and subjective considerations (including a review of individual performance) and discretion in compensation decisions, which limit the influence of formulae or objective factors on excessive risk taking.

We also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including over-weighting towards annual incentives, highly-leveraged payout curves, unreasonable thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such elements. In addition, we analyzed our overall enterprise risks and how compensation programs may impact individual behavior in a manner that could exacerbate these enterprise risks. In view of these analyses, we concluded that we have a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

EFFECT OF ACCOUNTING AND TAX TREATMENT ON COMPENSATION DECISIONS

In the review and establishment of our compensation programs, we consider, among other factors, the anticipated accounting and tax implications to us and our executives. Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Named Executive Officers. The Tax Cuts and Jobs Act (the “Tax Act”) generally eliminated the exception that allowed for the deductibility of certain performance-based compensation which was effective for certain compensation agreements entered into after November 2, 2017, for covered employees (as defined in the Tax Act). We will seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore we have not adopted a policy requiring all compensation to be deductible. The Committee will continue to evaluate, what if any, changes should be made to its compensation programs regarding the deductibility of compensation.

Vera Bradley, Inc. 2018 Proxy Statement    27

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Summary Compensation Table

The table below shows information concerning the annual compensation for services to the Company in all capacities of the Company’s named executive officers during the last three completed fiscal years. Fiscal 2018 contained 53 weeks. Fiscals 2017 and 2016 contained 52 weeks. Information regarding fiscal 2017 and fiscal 2016 compensation for Mr. Enwright, Mr. Dely, Ms. Mac Cabe and Ms. Trypus, and fiscal 2016 compensation for Ms. Colby is omitted, because these individuals were not named executive officers during the relevant year.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	BONUS	STOCK AWARDS(1)	NON- EQUITY INCENTIVE PLAN COMPEN- SATION(2)	ALL OTHER COMPEN- SATION		TOTAL COMPEN- SATION
Robert Wallstrom	2018	$764,446	—	$ 800,008	$624,935	$11,262	(3)	$2,200,651
President and Chief Executive Officer	2017	750,022	—	2,750,028	251,257	18,433	(3)	3,769,740
	2016	750,022	—	999,994	712,521	18,144	(3)	2,480,681

John Enwright	2018	311,655	—	249,992	155,828	11,629	(3)	729,104
Chief Financial Officer

Mark C. Dely	2018	290,865	—	199,998	105,294	865	(3)	597,022
Chief Administrative Officer

Beatrice Mac Cabe	2018	341,827	—	90,010	123,742	2,115	(4)	557,694
Chief Creative Officer

Mary Beth Trypus	2018	305,769	—	90,010	96,853	14,358	(5)	506,990
Chief Sales Officer

Sue Fuller	2018	142,617	—	399,994	80,938	1,218,009	(6)	1,841,558
Former Executive Vice President, Chief Merchandising Officer	2017	513,564	125,000	399,982	134,169	14,523	(3)	1,187,238
	2016	500,006	125,000	899,994	237,503	14,423	(3)	1,776,926

Kimberly F. Colby	2018	289,063	—	—	156,095	1,067,162	(7)	1,512,320
Former Executive Vice President, Design	2017	429,465	—	200,010	112,198	17,593	(8)	759,266

Kevin J. Sierks	2018	71,308	—	—	—	976,820	(9)	1,048,128
Former Executive Vice President, Chief Financial Officer	2017	410,846	—	375,006	94,495	15,834	(3)	896,181
	2016	400,000	—	974,990	190,000	17,192	(3)	1,582,182
(1)

Represents the aggregate grant date fair value of restricted stock units awarded during the fiscal year computed in accordance with FASB ASC Topic 718. The grant date fair value of each individual award of restricted stock units is set forth in the Fiscal 2018 Grants of Plan-Based Awards table below. Additional information regarding the calculation of these values is included in Notes 2 and 7 to our consolidated financial statements. Performance-based awards are reflected at target. If the maximum level of performance-based awards were to be achieved for the awards granted in fiscal 2018, the aggregate grant date fair value would be $1,200,012 for Mr. Wallstrom, $374,988 for Mr. Enwright, $299,997 for Mr. Dely, $135,015 for Ms. Mac Cabe, $135,015 for Ms. Trypus and $599,991 for Ms. Fuller.

(2)	Represents annual incentive compensation paid under the Company’s Annual Incentive Bonus Program.
(3)	Represents 401(k) matching contributions made by the Company.
(4)	Represents 401(k) matching contributions made by the Company of $1,615 and other taxable fringe benefits with a total value less than $10,000.
(5)	Represents housing assistance of $12,973 and 401(k) matching contributions made by the Company of $1,385.
(6)	Represents cash payment for severance of $1,158,764, vacation accrual payout of $49,520 and 401(k) matching contributions made by the Company of $9,725.
(7)

Represents cash payment for severance of $966,296, vacation accrual payout of $81,489, 401(k) matching contributions made by the Company of $14,827 and other taxable fringe benefits with a total value less than $10,000.

28    Vera Bradley, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

(8)	Represents 401(k) matching contributions made by the Company of $14,673 and other taxable fringe benefits with a total value less than $10,000.
(9)	Represents cash payment for severance of $927,000, vacation accrual payout of $41,992 and 401(k) matching contributions made by the Company of $7,828.

Fiscal 2018 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in fiscal 2018. In this table “TRSU” stands for time-based restricted stock unit and “PRSU” stands for performance-based restricted stock unit.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)
	TYPE OF AWARD	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	ALL OTHER STOCK AWARDS	GRANT DATE FAIR VALUE OF STOCK AWARDS(3)
Robert Wallstrom	Annual Incentive		$382,223	$764,446	$1,528,892
	TRSUs	March 31, 2017							42,965	$400,004
	PRSUs	March 31, 2017				10,741	42,965	85,930		400,004

John Enwright	Annual Incentive		$77,914	$155,828	$272,699
	TRSUs	March 31, 2017							13,426	124,996
	PRSUs	March 31, 2017				3,357	13,426	26,852		124,996

Mark C. Dely	Annual Incentive		$58,173	$116,346	$203,606
	TRSUs	March 31, 2017							10,741	99,999
	PRSUs	March 31, 2017				2,685	10,741	21,482		99,999

Beatrice Mac Cabe	Annual Incentive		$68,366	$136,731	$239,279
	TRSUs	March 31, 2017							4,834	45,005
	PRSUs	March 31, 2017				1,209	4,834	9,668		45,005

Mary Beth Trypus	Annual Incentive		$53,510	$107,019	$187,283
	TRSUs	March 31, 2017							4,834	45,005
	PRSUs	March 31, 2017				1,209	4,834	9,668		45,005

Sue Fuller	Annual Incentive		$131,228	$262,455	$459,296
	TRSUs	March 31, 2017							21,482	199,997
	PRSUs	March 31, 2017				5,371	21,482	42,964		199,997

Kimberly F. Colby	Annual Incentive		$109,431	$218,862	$383,009
	TRSUs	March 31, 2017							—	—
	PRSUs	March 31, 2017				—	—	—		—

Kevin J. Sierks	Annual Incentive		—	—	—
	TRSUs	March 31, 2017							—	—
	PRSUs	March 31, 2017				—	—	—		—
(1)

Awards available under the Company’s fiscal 2018 Annual Incentive Bonus Program. For all named executive officers, with the exception of Ms. Fuller, Ms. Colby and Mr. Sierks, amounts shown above are based upon fiscal 2018 eligible earnings. Ms. Fuller’s and Ms. Colby’s target possible payout is based on fiscal 2018 eligible earnings had they not left the Company. Mr. Sierks was not eligible to participate in the fiscal 2018 Annual Incentive Plan as he was not employed past the first quarter.

(2)

Awards made under the Incentive Plan to certain employees and directors, including our named executive officers. TRSUs vest in three equal annual installments on the first, second and third anniversaries of the grant date. PRSUs have a three-year cliff-vesting schedule based on continued employment and performance. The performance feature is based on earnings per share growth over the three-year performance period. Vesting would be accelerated in the event of death, disability or a change in control. See “— Potential Payments on Termination or Change in Control.” If the Company were to declare any cash dividend on its common shares, an equivalent amount per RSU would be credited to an account for each holder and paid to the holder in cash (or forfeited) at the time the shares underlying the RSU are delivered to the holder (or forfeited). Amounts in this account would bear interest at the prime rate reported in the Midwest Edition of The Wall Street Journal from the date of deposit until paid to the holder or forfeited in accordance with the Incentive Plan.

(3)	Represents the grant date fair value of each award computed in accordance with FASB Topic 718.

Vera Bradley, Inc. 2018 Proxy Statement    29

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards as of February 3, 2018.

	STOCK AWARDS
	TIME-BASED AWARDS			PERFORMANCE-BASED AWARDS
	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)
Robert Wallstrom	10,359	(2)	$96,649	7,561	(3)	$70,544
	21,087	(4)	196,742	13,179	(5)	122,960
	50,676	(6)	472,807	50,676	(7)	472,807
	42,965	(8)	400,863	53,848	(9)	502,402

John Enwright	819	(2)	7,641	597	(3)	5,570
	1,687	(4)	15,740	1,054	(5)	9,834
	13,426	(8)	125,265	16,827	(9)	156,996

Mark C. Dely	5,106	(10)	47,639	—		—
	10,741	(8)	100,214	13,461	(9)	125,591

Beatrice Mac Cabe	1,207	(11)	11,261	—		—
	1,687	(4)	15,740	1,054	(5)	9,834
	4,834	(8)	45,101	6,058	(9)	56,521

Mary Beth Trypus	1,878	(12)	17,522	1,173	(13)	10,944
	4,834	(8)	45,101	6,058	(9)	56,521
Sue Fuller	—		—	—		—
Kimberly F. Colby	—		—	—		—

Kevin J. Sierks	—		—	—		—
(1)	Based on the closing price of $9.33 of the Company’s common shares on February 2, 2018 (the last trading day prior to the end of the fiscal year) as reported by The NASDAQ Stock Market.
(2)

Represents grants of time-based restricted stock units made on March 27, 2015 under the Incentive Plan. These restricted stock units vest in three equal annual installments on the first, second and third anniversaries of the grant date, of which the installments vested on March 27, 2016, March 27, 2017 and March 27, 2018, respectively. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

(3)

Represents grants of performance-based restricted stock units made on March 27, 2015 under the Incentive Plan. These restricted stock units have a three-year cliff-vesting schedule based on continued employment and performance. The performance feature is based on earnings per share growth over the three-year performance period. The performance years for these grants have been completed. These restricted stock units vested on March 27, 2018. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

(4)

Represents grants of time-based restricted stock units made on March 25, 2016 under the Incentive Plan. These restricted stock units vest in three equal annual installments on the first, second and third anniversaries of the grant date, of which the first and second installments vested on March 25, 2017 and March 25, 2018, respectively. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

(5)

Represents grants of performance-based restricted stock units made on March 25, 2016 under the Incentive Plan. These restricted stock units have a three-year cliff-vesting schedule based on continued employment and performance. The performance feature is based on earnings per share growth over the three-year performance period. For completed performance years, the shares above reflect earned shares based on actual performance to goal. For incomplete performance years, the shares above are reflected at target. In addition, vesting would be accelerated in

30    Vera Bradley, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”
(6)

Represents a grant of time-based restricted stock units made on June 3, 2016 under the Incentive Plan. These restricted stock units have a three-year cliff vesting schedule based on continued employment. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

(7)

Represents a grant of performance-based restricted stock units made on June 3, 2016 under the Incentive Plan. These restricted stock units have a three-year cliff-vesting schedule based on continued employment and performance. The performance feature is based on the achievement of operating income results during the Company’s fiscal 2019. The shares above are reflected at target. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

(8)

Represents grants of time-based restricted stock units made on March 31, 2017 under the Incentive Plan. These restricted stock units vest in three equal annual installments on the first, second and third anniversaries of the grant date, of which the first installment vested on March 31, 2018. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

(9)

Represents grants of performance-based restricted stock units made on March 31, 2017 under the Incentive Plan. These restricted stock units have a three-year cliff-vesting schedule based on continued employment and performance. The performance feature is based on earnings per share growth over the three-year performance period. For completed performance years, the shares above reflect earned shares based on actual performance to goal. For incomplete performance years, the shares above are reflected at target. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

(10)

Represents a grant of time-based restricted stock units made on August 8, 2016 under the Incentive Plan. These restricted stock units have a three-year cliff-vesting schedule based on continued employment. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

(11)

Represents grants of time-based restricted stock units made on January 25, 2016 under the Incentive Plan. These restricted stock units vest in three equal annual installments on the first, second and third anniversaries of the grant date, of which the first and second installments vested on January 25, 2017 and January 25, 2018, respectively. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

(12)

Represent a grant of time-based restricted stock units made on May 16, 2016 under the Incentive Plan. These restricted stock units vest in three equal annual installments on the first, second and third anniversaries of the grant date, of which the first installment vested on May 16, 2017. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

(13)

Represents a grant of performance-based restricted stock units made on May 16, 2016 under the Incentive Plan. These restricted stock units have a three-year cliff-vesting schedule based on continued employment and performance. The performance feature is based on earnings per share growth over the three-year performance period. For completed performance years, the shares above reflect earned shares based on actual performance to goal. For incomplete performance years, the shares above are reflected at target. In addition, vesting would be accelerated in the event of death, disability or upon a change in control. See “— Potential Payments on Termination or Change in Control.”

Vera Bradley, Inc. 2018 Proxy Statement    31

EXECUTIVE COMPENSATION

Option Exercises and Shares Vested

We have no outstanding stock options.

The following table shows the number of restricted stock units which vested for each named executive officer in fiscal 2018:

	NUMBER OF SHARES OR UNITS ACQUIRED ON VESTING (#)	NET VALUE REALIZED ON VESTING(1)
Robert Wallstrom	24,819	$215,350
John Enwright	1,826	15,788
Mark C. Dely	—	—
Beatrice Mac Cabe	2,050	19,374
Mary Beth Trypus	938	7,748
Sue Fuller	29,702	257,172
Kimberly F. Colby	5,021	43,646
Kevin J. Sierks	32,862	284,419
(1)	Computed by multiplying the number of shares vested by the Company’s closing stock price the day prior to the scheduled vesting date(s).

Pension Benefits

Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plan or arrangements under which our named executive officers are entitled to participate.

32    Vera Bradley, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

Severance Benefits. The following table shows the value of cash severance benefits that would have been payable to each of our named executive officers under arrangements or contracts described below, as well as the value of equity awards that would vest, assuming a termination of employment as of February 3, 2018, except that for Ms. Fuller, Ms. Colby and Mr. Sierks the table reflects actual severance benefits received based on their separation from the Company in May, September and March of 2017, respectively. In this table “TRSU” stands for time-based restricted stock units and “PRSU” stands for performance-based restricted stock units.

	TERMINATION BY COMPANY WITHOUT CAUSE/ BY EXECUTIVE FOR GOOD REASON		TERMINATION BY COMPANY FOR CAUSE/ BY EXECUTIVE WITHOUT GOOD REASON	CHANGE IN CONTROL TERMINATION		TERMINATION FOLLOWING DEATH OR DISABILITY(15)
Robert Wallstrom
Cash	$3,624,935	(1)	—	$5,124,935	(2)	$624,935	(3)
COBRA(4)	18,199		—	18,199		18,199
Value of unvested shares that would be accelerated(5)
- TRSU	—		—	1,167,061	(6)	1,167,061	(6)
- PRSU	—		—	1,168,713	(7)	330,282	(7)
Other(11)	18,751		18,751	68,751		18,751
John Enwright
Cash	943,328	(8)	—	1,225,000	(9)	155,828	(10)
COBRA(4)	15,979		—	15,979		15,979
Value of unvested shares that would be accelerated (5)
- TRSU	—		—	148,646	(6)	148,646	(6)
- PRSU	—		—	172,400	(7)	81,012	(7)
Other(11)	8,077		8,077	38,077		8,077
Mark C. Dely
Cash	630,294	(8)	—	855,000	(9)	105,294	(10)
COBRA(4)	12,133		—	12,133		12,133
Value of unvested shares that would be accelerated (5)
- TRSU	—		—	147,853	(6)	147,853	(6)
- PRSU	—		—	125,591	(7)	58,779	(7)
Other(11)	5,769		5,769	35,769		5,769
Beatrice Mac Cabe
Cash	736,242	(8)	—	997,500	(9)	123,742	(10)
COBRA(4)	12,133		—	12,133		12,133
Value of unvested shares that would be accelerated (5)
- TRSU	—		—	72,102	(6)	72,102	(6)
- PRSU	—		—	66,355	(7)	28,410	(7)
Other(11)	6,731		6,731	36,731		6,731
Mary Beth Trypus
Cash	603,103	(8)	—	813,750	(9)	96,853	(10)
COBRA(4)	—		—	—		—
Value of unvested shares that would be accelerated (5)
- TRSU	—		—	62,623	(6)	62,623	(6)
- PRSU	—		—	67,465	(7)	28,634	(7)
Other(11)	5,769		5,769	35,769		5,769

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EXECUTIVE COMPENSATION

	TERMINATION BY COMPANY WITHOUT CAUSE/ BY EXECUTIVE FOR GOOD REASON		TERMINATION BY COMPANY FOR CAUSE/ BY EXECUTIVE WITHOUT GOOD REASON	CHANGE IN CONTROL TERMINATION	TERMINATION FOLLOWING DEATH OR DISABILITY(15)
Sue Fuller(12)
Cash	1,239,702	(12)	—	—	—
COBRA	6,163	(12)	—	—	—
Value of unvested shares that would be accelerated
- TRSU	—		—	—	—
- PRSU	—		—	—	—
Other	49,520	(12)	—	—	—
Kimberly F. Colby(13)
Cash	1,122,391	(13)	—	—	—
COBRA	12,133	(13)	—	—	—
Value of unvested shares that would be accelerated
- TRSU	—		—	—	—
- PRSU	—		—	—	—
Other	81,489	(13)	—	—	—
Kevin J. Sierks(14)
Cash	927,000	(14)	—	—	—
COBRA	7,428	(14)	—	—	—
Value of unvested shares that would be accelerated
- TRSU	—		—	—	—
- PRSU	—		—	—	—
Other	41,992	(14)	—	—	—
(1)

Pursuant to his employment agreement, upon a termination by the Company without cause or by Mr. Wallstrom for good reason, he is entitled to a cash payment equal to any bonus for the prior fiscal year which has been earned but is unpaid, a lump sum payment equal to two times the sum of his annual base salary rate plus his target bonus in the year of termination and a pro rata portion of the amount of bonus that he would have received for the year in which his employment terminated. For purposes of this table, the pro rata bonus has been assumed at the actual fiscal 2018 bonus payout.

(2)

Pursuant to his employment agreement, upon a termination in anticipation of, upon or within 24 months following a change in control, Mr. Wallstrom is entitled to a cash payment equal to any bonus for the prior fiscal year which has been earned but is unpaid, a lump sum payment equal to three times the sum of his annual base salary rate plus his target bonus in the year of termination and a pro rata portion of the amount of bonus that he would have received for the year in which his employment terminated. For purposes of this table, the pro rata bonus has been assumed at the actual fiscal 2018 bonus payout.

(3)

Pursuant to his employment agreement, upon a termination for death or disability, Mr. Wallstrom is entitled to a cash payment equal to any bonus for the current fiscal year which has been earned but is unpaid. For purposes of this table, the current year bonus has been assumed at the actual fiscal 2018 bonus payout.

(4)

COBRA continuation coverage reflects monthly payments made by the Company for a period of 18 months in the case of Mr. Wallstrom and 12 months in the case of the other named executive officers, and is based upon coverage elections in place as of February 3, 2018. This amount assumes the named executive officer elects COBRA coverage and is eligible to participate in COBRA for the payment period.

(5)	Based on the closing price of $9.33 of the Company’s common shares on February 2, 2018 (the last trading day prior to the end of the fiscal year) as reported by The NASDAQ Stock Market.
(6)	Figure includes grants of TRSUs which would vest in the event of death, disability or upon a change in control.
(7)

Figure includes grants of PRSUs which would vest in the event of death, disability or upon a change in control. For completed performance years, the number of shares reflects earned shares based on actual performance to goal. For incomplete performance years, upon a change in control, the shares above are reflected at target. In the event of

34    Vera Bradley, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

death or disability, the grants would be prorated based on the number of full fiscal months in which the executive provided service during the performance period.
(8)

Pursuant to the Severance Plan (as described below), upon a termination by the Company without cause or by the executive for good reason, he or she is entitled to a cash payment equal to a pro rata portion of the amount of bonus that he or she would have received for the year in which his or her employment terminated, and a lump sum payment equal to one and one half times (in the case of Mr. Enwright) or one and one-quarter times (in the case of Mr. Dely, Ms. Mac Cabe and Ms. Trypus) the sum of his or her annual base salary rate plus target bonus in the year of termination. For purposes of this table, the pro rata bonus has been assumed at the actual fiscal 2018 bonus payout. Ms. Trypus was a participant in the Severance Plan upon her promotion to Chief Sales Officer.

(9)

Pursuant to the severance plan, upon a termination in anticipation of, upon or within 24 months following a change in control, the executive is entitled to a cash payment equal to any bonus for the prior fiscal year which has been earned but is unpaid, a lump sum payment equal to two times (in the case of Mr. Enwright) or one and three-quarters times (in the case of Mr. Dely, Ms. Mac Cabe and Ms. Trypus) the sum of his or her annual base salary rate plus target bonus in the year of termination and a payment equal to his or her target bonus in the year of termination prorated for the number of weeks the executive was employed for the fiscal year. Ms. Trypus was a participant in the Severance Plan upon her promotion to Chief Sales Officer.

(10)

Pursuant to the severance plan, upon a termination for death or disability, the executive or his or her estate is entitled to a cash payment equal to a pro rata portion of the amount of bonus that he or she would have received for the year in which his or her employment terminated. For purposes of this table, the current year bonus has been assumed at the actual fiscal 2018 bonus payout.

(11)

Figure includes accrued vacation of 52 hours for Mr. Wallstrom, 48 hours for Mr. Enwright and 40 hours for each of Mr. Dely, Ms. Mac Cabe and Ms. Trypus. In the event of a change in control, this amount also includes a maximum of $50,000 of outplacement services for Mr. Wallstrom and $30,000 for all other named executive officers.

(12)

Ms. Fuller’s employment with the Company was terminated as of May 9, 2017 and the figures presented represent actual benefits received. Her cash severance payment was $1,158,764, and a pro rata portion of the amount of the annual bonus, as a result of Ms. Fuller’s termination date occurring after the last day of the first fiscal quarter, was $80,938. Ms. Fuller also received $49,520 for accrued vacation. The value of Ms. Fuller’s COBRA benefit was $6,163 for 12 months, although no specific COBRA payments have been made on her behalf.

(13)

Ms. Colby’s employment with the Company was terminated as of September 29, 2017 and the figures presented represent actual benefits received. Her cash severance payment was $966,296, and a pro rata portion of the amount of the annual bonus, as a result of Ms. Colby’s termination date occurring after the last day of the first fiscal quarter, was $156,095. Ms. Colby also received $81,489 for accrued vacation. The value of Ms. Colby’s COBRA benefit was $12,133 for 12 months, although no specific COBRA payments have been made on her behalf.

(14)

Mr. Sierks’ employment with the Company was terminated as of March 31, 2017 and the figures presented represent actual benefits received. His cash severance payment was $927,000. Mr. Sierks did not receive a pro rata portion of the amount of the annual bonus due to his termination date occurring before the last day of the first fiscal quarter. Mr. Sierks also received $41,992 for accrued vacation. The value of Mr. Sierks’ COBRA benefit was $7,428 for 12 months, although no specific COBRA payments have been made on his behalf.

(15)	As none of the named executive officers met or exceeded the age of 65, the normal retirement age of the Company, as of February 3, 2018, severance benefits due to retirement were excluded.

SEVERANCE AGREEMENTS AND ARRANGEMENTS

Chief Executive Officer. Under his Employment Agreement, if the Company terminates Mr. Wallstrom’s employment without cause or Mr. Wallstrom terminates his employment for good reason (each as defined in the Employment Agreement), Mr. Wallstrom will be entitled to (i) any bonus earned in the fiscal year prior to the employment termination that has not yet been paid, (ii) a pro rata portion of the amount of bonus, if any, that he would have received for the year in which his employment terminated; (iii) a lump sum payment equal to two times the sum of his (a) annual base salary rate and (b) target bonus for the fiscal year of termination; and (iv) monthly cash reimbursement of COBRA premiums for a period of eighteen months. If the Company terminates Mr. Wallstrom’s employment without cause or Mr. Wallstrom terminates his employment for good reason and such termination is within 24 months after a change in control of the Company, Mr. Wallstrom will receive, in addition to the payments and benefits described in the preceding sentence, an additional lump sum payment equal to the sum of his (a) annual base salary rate and (b) target bonus for the fiscal year of termination, in exchange for his continued compliance with the restrictive covenants set forth in the Employment Agreement after the change in control and reimbursement for outplacement assistance up to a maximum amount of $50,000. If the

Vera Bradley, Inc. 2018 Proxy Statement    35

EXECUTIVE COMPENSATION

payments and benefits to Mr. Wallstrom under the Employment Agreement, together with all other amounts payable to him following a change in control (the “Total Payments”), would be subject to an excise tax under the provisions of Code Section 4999 (the “Excise Tax”), then Mr. Wallstrom will receive either (i) the Total Payments or (ii) the Total Payments as reduced so that the amount of the Total Payments (after reduction) is $1.00 less than the amount that would cause the payments to be subject to the Excise Tax; whichever of the two would provide him with a greater after-tax value of amounts received.

If Mr. Wallstrom’s employment is terminated by death or disability, Mr. Wallstrom or his estate will be entitled to: (i) any bonus that has been earned but not paid; (ii) a pro-rated bonus, if any, Mr. Wallstrom would have received for the year in which his employment terminated; and (iii) in the case of termination due to disability, reimbursements of COBRA premiums.

Severance Plan. On May 21, 2014, the Compensation Committee adopted the Vera Bradley, Inc. 2014 Executive Severance Plan (the “Severance Plan”). With the exception of Mr. Wallstrom, all named executive officers are participants in the Severance Plan, in addition to other officers of the Company.

Under the Severance Plan, if the Company terminates a participant’s employment without cause or the participant terminates his or her employment for good reason (each as defined in the Severance Plan), the participant will be entitled to (i) any bonus earned in the fiscal year prior to the employment termination that has not yet been paid; (ii) a pro rata portion of the amount of bonus (as defined in the Severance Plan), if any, that he or she would have received for the year in which his or her employment terminated; (iii) for executive vice president participants only, a lump sum payment equal to one and one-half times the sum of his or her (a) annual base salary rate (as defined in the Plan) and (b) target bonus for the fiscal year of termination; (iv) for senior vice president participants only, a lump sum payment equal to one and one-quarter times the sum of his or her (a) annual base salary rate and (b) target bonus for the fiscal year of termination; and (v) monthly cash reimbursement of COBRA premiums for a period of twelve months.

If the Company terminates a participant’s employment without cause or a participant terminates his or her employment for good reason and such termination is within 24 months after a change in control (as defined in the Severance Plan) of the Company, the participant will receive, (i) any bonus earned in the fiscal year prior to the employment termination that has not yet been paid; (ii) a pro rata portion of the target bonus for the year in which his or her employment terminated; (iii) for executive vice president participants only, a lump sum payment equal to two times the sum of his or her (a) annual base salary rate (as defined in the Severance Plan) and (b) target bonus for the fiscal year of termination; (iv) for senior vice president participants only, a lump sum payment equal to one and three-quarter times the sum of his or her (a) annual base salary rate and (b) target bonus for the fiscal year of termination; and (v) monthly cash reimbursement of COBRA premiums for a period of twelve months.

If a participant’s employment is terminated by death or disability, the participant or his or her estate will be entitled to receive (i) any bonus earned in the fiscal year prior to the employment termination that has not yet been paid; (ii) a pro rata portion of the amount of bonus (as defined in the Severance Plan), if any, that he or she would have received for the year in which his or her employment terminated; and (iii) in the case of termination due to disability, monthly cash reimbursement of COBRA premiums for a period of twelve months.

The Severance Plan contains customary non-competition and confidentiality provisions. During the period of each participant’s employment and for a period of one year following termination of employment for any reason, the participants may not associate, directly or indirectly, as an employee, officer, director, agent, partner, owner, stockholder, representative, consultant or vendor with, for or on behalf of any competitor (as defined below), unless the Compensation Committee has approved such an association. For purposes of the Severance Plan, the term “competitor” means any entity, company, enterprise or group added to a list which the Compensation Committee reviews biannually. In addition, participants may not solicit or accept if offered the services of any person who is a then-current employee of the Company (or was an employee of the Company during the year preceding such solicitation) to terminate employment or an engagement with the Company, not including any general, non-targeted advertising or agree to hire any then-current employee (or an individual who was an employee of the Company during the year preceding such hire) of the Company into employment with the participant or any company, individual or other entity.

Treatment of Equity Awards

Grants under the Long-Term Incentive Plan

Generally. Except in the case of a change in control or the executive’s death, disability or retirement, upon an executive’s termination in service from the Company all unearned and unvested grants of both time-based and performance-based restricted stock units will be forfeit.

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EXECUTIVE COMPENSATION

Change in Control. Under the terms of the grant agreements, all unvested performance-based restricted stock units will vest in the event of a change in control. With respect to performance years that have been completed at the time of a change in control, unvested performance-based restricted stock units will be earned and vested to the extent of actual performance for such performance year. With respect to performance years that have not been completed at the time of a change in control, performance-based restricted stock units will be deemed to be earned at the target level, with any such earned units becoming fully vested.

With respect to time-based restricted stock units, upon a change in control that portion of any outstanding award that is not yet vested as of the date of the change in control will become immediately and fully vested and paid immediately prior to the change in control.

The Incentive Plan defines a “change in control” to mean the occurrence of any one or more of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission as in effect on the date of the award), other than: (i) Barbara Baekgaard, Patricia Miller, Michael Ray and Kim Colby and their respective heirs and descendants and any trust established for their benefit; (ii) the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors by persons who were neither (i) nominated by the board nor (ii) appointed by directors so nominated; or (c) the consummation of (i) an agreement for the sale or disposition of all or substantially all of the Company’s assets or (ii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

Death or Disability. Under the terms of the grant agreements, all unvested performance-based restricted stock units will vest in the event that an executive’s service with the Company terminates as a result of death or disability during the performance period, (i) with respect to performance years that have been completed at the time of death or disability, each tranche will be earned only to the extent of actual performance in the performance year; and (ii) with respect to performance years that have not been completed at the time of death or disability, each tranche will be deemed to be earned based on the “target” level of performance for such performance year, but prorated based on the number of full fiscal months in which the executive provided service during the performance period.

With respect to time-based restricted stock units, in the event of the executive’s death or disability, any portion of any outstanding award that is not yet vested as of the date of death or disability shall become immediately and fully vested.

The Incentive Plan states that “disability” may be defined in any employment, consulting or other agreement between the Company and the executive or, in the absence of such an agreement, “disability” will mean (i) any permanent physical or mental incapacity or disability rendering the Participant unable or unfit to perform effectively the duties and obligations of the executive’s service or (ii) any illness, accident, injury, physical or mental incapacity or other disability, which condition is expected to be permanent or long-lasting and has rendered the executive unable or unfit to perform effectively the duties and obligations of the Participant’s service for a period of at least 180 days in any twelve-consecutive month period (in either case, as determined in the good faith judgment of the Compensation Committee). There are no outstanding employment, consulting or other agreements between the Company and any executive which otherwise define the term “disability.”

Retirement. Under the terms of the grant agreements, all unvested performance-based restricted stock units will vest in the event that an executive’s service with the Company terminates as a result of retirement during the performance period, (i) with respect to performance years that have been completed at the time of retirement, each tranche will be earned only to the extent of actual performance in the performance year; and (ii) with respect to performance years that have not been completed at the time of retirement, each tranche will be deemed to be earned based on the “target” level of performance for such performance year, but prorated based on the number of full fiscal months in which the executive provided service during the performance period.

With respect to time-based restricted stock units, in the event of the executive’s retirement, any portion of any outstanding award that is not yet vested as of the date of

Vera Bradley, Inc. 2018 Proxy Statement    37

EXECUTIVE COMPENSATION

retirement shall become immediately and fully vested, but prorated based on the number of full fiscal months in which the executive provided service.

The Incentive Plan states that “retirement” means a termination of service on or after reaching the age established by the Company as the normal retirement age in any unexpired employment, consulting or other agreement between the executive and the Company, or, if different, a qualified retirement plan sponsored by the Company. There are no outstanding employment, consulting or other agreements between the Company and any executive which otherwise define the term “retirement.”

38    Vera Bradley, Inc. 2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2018 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2018 ANNUAL MEETING OF SHAREHOLDERS

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of Vera Bradley, Inc. (we, us, the “Company” or “Vera Bradley”), of proxies to be voted at the Company’s 2018 Annual Meeting of Shareholders and at any adjournments or postponements of the meeting. The Annual Meeting will be held on Thursday, May 31, 2018 beginning at 11:00 a.m., Central Time, at the Hilton O’Hare Chicago, 10000 W. O’Hare Ave., Chicago IL 60666. As a shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to shareholders starting on or about April 30, 2018. The mailing address of the Company’s principal executive offices is 12420 Stonebridge Road, Roanoke, Indiana 46783.

What proposals will be voted on at the Annual Meeting?

Three proposals are scheduled to be voted on at the Annual Meeting:

•	The election of three directors to the Board of Directors for a three year term

•	The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal 2019

•	The approval on an advisory basis, of the compensation of the Company’s named executive officers

Our Board of Directors is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on your proxy will, in the absence of your instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on the matter.

What are the Board of Directors’ voting recommendations?

The Company’s Board of Directors recommends that you vote your shares:

•	“FOR” the election of each of the director nominees to the Board of Directors
•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal 2019

•	“FOR” approval of the compensation of the named executive officers

Who is entitled to vote?

Only holders of record of our common shares at the close of business on April 2, 2018 (the “Record Date”), will be entitled to notice of and to vote at, the Annual Meeting or at any postponements or adjournments thereof. If you hold your shares in “street name” and wish to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee (who is the shareholder of record), giving you the right to vote the shares; otherwise, your broker, bank or other nominee will vote for you pursuant to voting instructions provided by you, if any, and otherwise may vote only on routine matters. On the Record Date, 35,635,105 common shares were issued and outstanding. Each common share is entitled to one vote on each matter presented at the Annual Meeting.

What do I need to do now?

Please carefully consider the information in this Proxy Statement and respond as soon as possible so that your shares will be represented at the meeting. You can respond by following the instructions for granting a proxy to vote on the proxy card or, for shares held by your broker, bank or other nominee on the voting instruction card that your broker, bank or other nominee provides to you. Alternatively, you may attend the Annual Meeting and vote your shares in person, in which case, only your in-person votes will count. Remember that you will need to obtain a legal proxy from your bank, broker or nominee if your shares are held in “street name” and you wish to vote in person at the Annual Meeting.

Do I need to attend the meeting?

No. You may authorize your shares to be voted by following the instructions on the proxy card or, for shares held by your broker, bank or other nominee on the voting instruction card that your broker or other nominee provides to you.

Vera Bradley, Inc. 2018 Proxy Statement    39

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2018 ANNUAL MEETING OF SHAREHOLDERS

If I wish to attend the meeting, what identification must I show to attend?

All shareholders should bring a driver’s license, passport or other form of government-issued identification to verify their identities. In addition:

•

If your shares are held through a broker, bank or other nominee (known as holding your shares in “street name”), you will need to bring either (1) a letter from your broker, bank or other nominee stating that you held the Company’s shares through that institution as of the Record Date or (2) a copy of the notice of Annual Meeting document you received in the mail.

•

If you are a registered shareholder (meaning, your shares are held directly with the Company’s transfer agent), you do not need anything additional because we can check your name against the list of registered shareholders at the door.

Shareholders whose shares are held jointly or through a company, group or other institution may bring one other person with them to attend the meeting. Please understand that, for security reasons, we cannot admit to the meeting people who lack the proper identification.

How do I vote shares that are held by my broker, bank or other nominee?

If you have shares held by a broker, bank or other nominee, you may instruct your broker, bank or other nominee to vote your shares by following the instructions that your broker or nominee provides to you. Most brokers offer voting by mail, telephone and the Internet. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

What is the quorum requirement for the Annual Meeting?

A quorum is necessary for the Company’s shareholders to conduct business at the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes, described below, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

What is the voting requirement to approve each of the proposals?

Three directors have been nominated for election at the Annual Meeting. Directors will be elected by a plurality of the votes properly cast in the election of directors at the Annual Meeting. This means that the three nominees who receive the largest number of “FOR” votes cast will be elected as directors. Shareholders cannot cumulate votes in the election of directors.

The proposal to ratify the appointment of our independent registered public accounting firm will be approved if the votes properly cast favoring the proposal exceed the votes properly cast opposing the proposal.

The proposal for an advisory vote on the compensation of the named executive officers will be approved if the votes properly cast favoring the proposal exceed the votes properly cast opposing the proposal. However, because this result is advisory, the result will not be binding on us, the Board of Directors or the Compensation Committee.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who will count the vote?

A representative of Broadridge Financial Solutions, Inc., the Company’s mailing agent, will tabulate the votes. Mark C. Dely, the Company’s Secretary, will act as the inspector of election.

How are broker non-votes counted? What if I abstain?

When a proposal is not a routine, uncontested matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. Absent instructions, your broker will NOT be able to vote your shares with respect to the election of directors and the approval of named executive officer compensation because these matters are considered to be “non-routine” matters. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will generally have no effect on either of the proposals described above because they are not considered votes cast.

40    Vera Bradley, Inc. 2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2018 ANNUAL MEETING OF SHAREHOLDERS

We strongly encourage you to vote your shares and exercise your right to vote as a shareholder.

Can I revoke my proxy or change my vote?

Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•	providing written notice to the Secretary of the Company;

•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the Annual Meeting and voting in person.

Please note that your attendance in person at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. If your shares are held in street name, you must contact your brokerage firm, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your votes in person at the meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company is soliciting your proxy and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may reimburse brokerage firms and other persons representing beneficial owners of our common shares for their expenses in forwarding solicitation material to such beneficial owners.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the Securities and Exchange Commission (the “SEC”) has approved. Under this procedure, the Company is delivering a single copy of this Proxy Statement to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure is environmentally responsible and reduces the Company’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy. To receive a separate copy of this Proxy Statement, or a separate copy of future proxy statements, shareholders may write or call Broadridge Financial Solutions, Inc. at the following address and telephone number: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or 1-800-542-1061. Shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018, as filed with the SEC, are available to shareholders free of charge in the “Investor Relations” section of the Company’s website at www.verabradley.com or by writing to Vera Bradley, Inc., 12420 Stonebridge Road, Roanoke, Indiana 46783.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting and publish results in a Current Report on Form 8-K within four business days of the Annual Meeting.

Vera Bradley, Inc. 2018 Proxy Statement    41

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common shares as of April 2, 2018 for the following individuals:

❖	each person known to us to own beneficially more than 5% of our outstanding common shares;

❖	each of our executive officers named in the summary compensation table;

❖	each of our directors; and

❖	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as described below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 2, 2018, are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. All of the shares reflected in the table are common shares.

Percentage of beneficial ownership is based on 35,635,105 common shares outstanding as of April 2, 2018. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Vera Bradley, Inc., 12420 Stonebridge Road, Roanoke, Indiana 46783.

	COMMON SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	SHARES	%
5% Beneficial Owners
Michael C. Ray(1)	4,933,071	13.8%
Anne-Marie Ray(2)	4,933,071	13.8%
Joan B. Hall(3)	4,200,309	11.8%
James B. Byrne(4)	4,130,219	11.6%
Thomas F. Byrne II(5)	4,130,219	11.6%
Point72 Asset Management, LP(6)	3,210,000	9.0%
Dimensional Fund Advisors LP(7)	2,771,915	7.8%
Blackrock, Inc.(8)	2,685,522	7.5%
Renaissance Technologies LLC(9)	1,782,500	5.0%

Directors and Executive Officers
Robert Wallstrom	61,836	*
Barbara Bradley Baekgaard	24,039	*
Patricia R. Miller(10)	6,270,112	17.6%
P. Michael Miller(10)	6,270,112	17.6%
Richard Baum	20,447	*
Robert J. Hall(11)	4,200,309	11.8%
John E. Kyees	45,875	*
Matthew McEvoy	31,968	*
Frances P. Philip	28,468	*
Edward M. Schmults	26,456	*
Mary Lou Kelley	13,432	*
John Enwright	5,930	*
Mark C. Dely	2,560	*
Beatrice Mac Cabe	3,867	*
Mary Beth Trypus	1,745	*
Directors and Executive Officers as a Group(17 persons)	10,741,557	30.1%
*	Represents beneficial ownership of less than one percent of the outstanding shares of common shares.

42    Vera Bradley, Inc. 2018 Proxy Statement

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Represents 116,604 shares held by Michael C. Ray; 523,851 shares held by the Michael Ray 2009 Grantor Retained Annuity Trust (the “Ray Trust”); 3,410,469 shares held by the Barbara B. Baekgaard 2009 Grantor Retained Annuity Trust (the “Baekgaard Trust”); 46,252, 500,000 and 157,267 shares held by the Anne-Marie Ray 2016 Grantor Retained Annuity Trust, the Anne-Marie Ray 2017 Grantor Retained Annuity Trust and the Anne-Marie Ray Revocable Trust, respectively, (the “Anne-Marie Trusts”); and 178,628 shares held by the Barbara Bradley Baekgaard Family Foundation (the “Foundation”). The reporting person disclaims beneficial ownership of the Issuer’s shares held by the Ray Trust, the Baekgaard Trust, the Anne-Marie Trusts and the Foundation.

(2)

Represents 3,410,469 shares held by the Baekgaard Trust; 703,519 shares held by the Anne-Marie Trusts of which Mrs. Ray is the sole trustee; 523,851 shares held by the Ray Trust of which Mrs. Ray is the sole trustee; 116,604 shares held by Michael C. Ray; and 178,628 shares held by the Foundation, of which Mrs. Ray’s spouse is a co-trustee. The reporting person disclaims beneficial ownership of the Issuer’s shares held by the Baekgaard Trust and the Foundation.

(3)

Represents 63,593 shares held by Robert J. Hall, Mrs. Hall’s spouse; 3,410,469 shares held by the Baekgaard Trust; 178,628 shares held by the Foundation of which Mrs. Hall is a co-trustee; and 41,122, 500,000 and 6,497 shares held by the Joan Byrne Hall 2017 Grantor Retained Annuity Trust, the Joan Byrne Hall 2016 Grantor Retained Annuity Trust and the Joan Byrne Hall Revocable Trust (the “Joan Byrne Hall Trusts”), respectively, of which Mrs. Hall is the sole trustee. The reporting person disclaims beneficial ownership of the Issuer’s shares held by the Baekgaard Trust and the Foundation.

(4)

Represents 3,410,469 shares held by the Baekgaard Trust; 178,628 shares held by the Foundation of which Mr. Byrne serves as co-trustee; and 41,122 and 500,000 shares held by the James B. Byrne 2016 and 2017 Grantor Retained Annuity Trust, respectively, of which Mr. Byrne is the sole trustee. The reporting person disclaims beneficial ownership of the Issuer’s shares held by the Baekgaard Trust and the Foundation.

(5)

Represents 3,410,469 shares held by the Baekgaard Trust; 178,628 shares held by the Foundation of which Mr. Byrne serves as co-trustee; and 41,122 and 500,000 shares held by the Thomas F. Byrne, II 2016 and 2017 Grantor Retained Annuity Trust, respectively, of which Mr. Byrne is the sole trustee. The reporting person disclaims beneficial ownership of the Issuer’s shares held by the Baekgaard Trust and the Foundation.

(6)

Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 14, 2018 by Point72 Asset Management, L.P. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. The principal place of business for Point72 Asset Management, L.P. is 72 Cummings Point Road, Stamford, CT 06902.

(7)

Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. The principal place of business for Dimensional Fund Advisors LP is Building One 6300 Bee Cave Road, Austin, Texas 78746.

(8)

Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 23, 2018 by BlackRock, Inc. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. The principal place of business for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(9)

Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 14, 2018 by Renaissance Technologies LLC. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. The principal place of business for Renaissance Technologies LLC is 800 Third Avenue, New York, New York 10022.

(10)

P. Michael Miller and Patricia R. Miller are husband and wife. Collectively, they beneficially own an aggregate of 6,270,112 common shares. Of these shares, 1,683,340 shares are held by the Patricia R. Miller 2007 Family Trust of which Mr. Miller is the trustee; 1,500,000 shares are held by the Miller Marital Trust of which Mrs. Miller is the trustee; 3,009,627 shares are held by Patricia R. Miller; and 77,145 shares are held by P. Michael Miller.

(11)

Represents 63,593 shares held by Robert J. Hall; 3,410,469 shares held by the Baekgaard Trust; 178,628 shares held by the Foundation of which Mr. Hall’s spouse is a co-trustee; and 547,619 shares held by the Joan Byrne Hall Trusts of which Mr. Hall’s spouse is the sole trustee. The reporting person disclaims beneficial ownership of the Issuer’s shares held by the Baekgaard Trust and the Foundation.

Vera Bradley, Inc. 2018 Proxy Statement    43

OTHER BUSINESS AND ADDITIONAL INFORMATION

OTHER BUSINESS AND ADDITIONAL INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Vera Bradley’s executive officers, directors and persons who beneficially own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Commission regulations to furnish Vera Bradley with copies of all Section 16(a) forms filed by such persons. Based solely on Vera Bradley’s review of such forms furnished to it and written representations from certain reporting persons, Vera Bradley believes that all filing requirements applicable to its executive officers, directors and more than 10% shareholders were complied with during fiscal 2018. However, a Form 4 for each of Robert Wallstrom and Barbara Baekgaard filed during the first quarter of fiscal 2019 was filed untimely with respect to one fiscal 2017 transaction each reported therein.

REQUIREMENTS, INCLUDING

DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF

DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

In order to submit shareholder proposals for the 2019 annual meeting of shareholders for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal office in Roanoke, Indiana, no later than December 31, 2018.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Mark C. Dely, Corporate Secretary, Vera Bradley, Inc., 12420 Stonebridge Road, Roanoke, Indiana 46783.    As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s amended and restated bylaws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To properly bring before the 2019 annual meeting, a nomination or other matter the shareholder wishes to present at the meeting, the shareholder must have given written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company no earlier than 120 days and not later than 90 days in advance of the date of the Company’s Proxy Statement released to shareholders in connection with the previous year’s annual meeting of shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s amended and restated bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 31, 2018, and no later than January 30, 2019. All director nominations and shareholder proposals must comply with the requirements of the Company’s amended and restated bylaws, a copy of which may be obtained at no cost from the Secretary of the Company.

Other than the three proposals described in this Proxy Statement, Vera Bradley does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of Vera Bradley’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand or to require acknowledgment of the nomination of any person not made in compliance with the foregoing procedures.

44    Vera Bradley, Inc. 2018 Proxy Statement

VERA BRADLEY, INC 12420 Stonebridge Road Roanoke, IN 46783

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Directors
Nominees
01 Robert J. Hall 02 P. Michael Miller 03 Edward M. Schmults
The Board of Directors recommends you vote FOR proposals 2. and 3. :							For	Against	Abstain
2. To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019.							☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers.							☐	☐	☐
NOTE: In their discretion, the proxy holders may vote on such other matters as may properly come before the Annual Meeting, or at any adjournment or postponement thereof.
For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

VERA BRADLEY, INC. Annual Meeting of Shareholders Thursday, May 31, 2018 11:00 AM CDT 10000 W. O’Hare Avenue Chicago, Illinois 60666

This proxy is solicited on behalf of the Board of Directors of Vera Bradley, Inc.

The undersigned hereby appoints Robert Wallstrom and Mark C. Dely, or any of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Shareholders and to vote as designated on the reverse side, all the common shares of Vera Bradley, Inc., held of record by the undersigned on April 2, 2018, during or at any adjournment or postponement of the Annual Meeting of Shareholders to be held at 11:00 A.M., CDT at the Hilton Chicago O’Hare, O’Hare International Airport, 10000 W. O’Hare Avenue, Chicago, Illinois, 60666 on Thursday, May 31, 2018. I hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting.

This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy “FOR ALL” director nominees under Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3 and in the discretion of the proxy holders on any other matter that may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side